UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PHARMERICA CORPORATION

(Name of Registrant as Specified In Its Charter)

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PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 24, 2008

PharMerica Corporation’s Annual Meeting of Stockholders will be held on Thursday, July 24, 2008, at 9:00 a.m. local time. We will meet at the Louisville Marriott Downtown, 280 West Jefferson, Louisville, Kentucky 40202. If you owned common stock at the close of business on May 29, 2008, you may vote at this meeting or any adjournments or postponements thereof. At the meeting, we plan to:

1.	elect seven directors for a term to expire at the Annual Meeting of Stockholders in 2009;

2.	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

3.	approve an amendment to the Company’s 2007 Omnibus Incentive Plan; and

4.	transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other proposals for the July 24, 2008 meeting.

It is important that your common stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

On behalf of the Board of Directors of

PharMerica Corporation,

GREGORY S. WEISHAR

Chief Executive Officer

Louisville, Kentucky

June 16, 2008

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED

PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED

AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

i

ii

PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 24, 2008

INFORMATION ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PharMerica Corporation (“we”, “us”, “our”, or the “Company”) for the Annual Meeting of Stockholders to be held on Thursday, July 24, 2008 at 9:00 a.m. local time, at the Louisville Marriott Downtown, 280 West Jefferson, Louisville, Kentucky 40202 and thereafter as it may from time to time be adjourned (the “Meeting”). This proxy statement and the accompanying proxy are first being mailed to stockholders on or about June 16, 2008.

Who May Vote

Each stockholder of record at the close of business on May 29, 2008 (the “Record Date”) is entitled to notice of and to vote at the Meeting. On the Record Date, there were 30,419,056 shares of our common stock, par value of $.01 per share (the “common stock”) outstanding. On the Record Date, there were no shares of Preferred Stock, par value $.01, outstanding. You may cast one vote for each share of common stock held by you on all matters presented at the meeting.

How You May Vote

You may vote (1) in person by attending the Meeting or (2) by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

Proxies duly executed and received in time for the Meeting will be voted in accordance with your instructions. If no instructions are given, proxies will be voted as follows:

1.	FOR the election as a director of the seven director nominees named herein for a term to expire at the annual meeting of stockholders in 2009;

2.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

3.	FOR the approval of an amendment to the Company’s 2007 Omnibus Incentive Plan; and

4.	In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the meeting or any adjournment thereof.

How You May Revoke or Change Your Vote

Proxies may be revoked at any time prior to the meeting in the following ways:

•	by giving written notice of revocation to the Secretary of the Company;

•	by giving a later dated proxy; or

•	by attending the meeting and voting in person.

Quorum Requirement

The Company is required to have a quorum of stockholders present to conduct business at the meeting. A majority of the shares entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting in determining a quorum. If a quorum is not present at the Meeting, we will be forced to reconvene the Meeting at a later date.

Required Vote

Every holder of record shares entitled to vote at a meeting of stockholders will be entitled to one vote for each share outstanding in his or her name on the books of the Company at the close of business on the Record Date. With respect to the election of directors, a nominee for director will be elected to the Board by a vote of the majority of the votes cast. In other words, if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election then that nominee will be elected as a director. However, the directors will be elected by a plurality of the votes cast at any stockholder meeting where (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Company first mails its notice of meeting for the meeting to the stockholders. For the 2008 Annual Meeting of Stockholders, none of the nominees were nominated by stockholders. The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Meeting is required to approve all other matters to be voted upon at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election, appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.

How Abstentions will be Treated

Abstentions will have no effect on the election of directors. For all other proposals, abstentions will have the same effect as votes against a proposal.

How Broker-Non Votes will be Treated

Your shares may be voted if they are held in the name of a brokerage firm or bank (a “Broker”), even if you do not provide the Broker with voting instructions. Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The election of directors and the ratification of the appointment of the independent registered public accounting firm of the Company are considered routine matters. The amendment to the Company’s 2007 Omnibus Incentive Plan is not considered a routine matter. Broker non-votes are shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee. Broker non-votes will have no effect on the election of directors or the ratification of the selection of the independent public accounting firm. With respect to the amendment to the Company’s 2007 Omnibus Incentive Plan, although broker non-votes will be counted towards a quorum, they will not be counted.

EXPLANATORY NOTE

The Company was formed on October 23, 2006 by Kindred Healthcare, Inc. (“Kindred”) and AmerisourceBergen Corporation (“AmerisourceBergen”) for the purpose of consummating the transactions contemplated by the Master Transaction Agreement dated October 25, 2006, as amended (the “Master Agreement”). Pursuant to the Master Agreement, Kindred and AmerisourceBergen, through a series of transactions (collectively, the “Pharmacy Transaction”), spun-off and combined their respective institutional pharmacy businesses, Kindred Pharmacy Services and PharMerica Long-Term Care, into a new, stand-alone, publicly traded company. The Pharmacy Transaction was consummated on July 31, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of nine directors: Gregory S. Weishar, Frank E. Collins, Paul J. Diaz, Dr. Thomas P. Gerrity, Edward L. Kuntz, Thomas P. Mac Mahon, Daniel N. Mendelson, R. David Yost and Dr. Robert A. Oakley. Three directors, Messrs. Diaz, Yost and Kuntz announced their resignation from our Board in accordance with the terms of the Pharmacy Transaction. Our Certificate of Incorporation, as amended, and Bylaws provides that the number of directors constituting the Board will not be fewer than three, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the Board. The Board has fixed the number of directors at seven.

The Nominating and Corporate Governance Committee has recommended that the seven directors listed in the table below be nominated for election for a one-year term expiring at the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of the nominees has consented to be named in this proxy statement and to serve as a member of our Board if elected. In the event that a nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board, but in no event will the proxy be voted for more than seven nominees as directors. Our management has no reason to believe that the nominees will not serve if elected. There is no family relationship between any of the current directors or persons nominated to become a director.

Our Board believes that we could benefit by expanding the size of the Board to nine and adding two additional qualified directors. The Nominating and Corporate Governance Committee has not yet identified any candidates to fill these additional directorships. At such time as one or more qualified candidates have been identified and approved by the Nominating and Corporate Governance Committee and the Board, the Board intends to increase the size of the Board up to nine members and to appoint the candidates to fill the newly created directorships as provided in our Bylaws. Any director appointed by the Board to fill a newly created vacancy would serve only until the next annual meeting of stockholders.

NOMINEES FOR ELECTION AT THIS MEETING

The following table sets forth the name, age and principal occupation with the Company of each of the seven nominees up for election as a director of the Company:

Name	Age	Position
Gregory S. Weishar	53	Chief Executive Officer and Director
Thomas P. Mac Mahon	61	Chairman of the Board and Director
Frank E. Collins, Esq.	54	Director (Chairman of the Nominating and Governance Committee)
Dr. Thomas P. Gerrity	66	Director
Daniel N. Mendelson	43	Director (Chairman of the Compensation Committee)
Dr. Robert A. Oakley	61	Director (Chairman of the Audit Committee)
W. Robert Dahl, Jr.	51	Nominee for Director

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since the consummation of the Pharmacy Transaction. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was since 1994 Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Company.

Thomas P. Mac Mahon. Mr. Mac Mahon has served as Chairman of our Board since July 31, 2007. He is also a member of our Compensation Committee and served as the Chair of the Compensation Committee from July 2007 to February 2008. Mr. Mac Mahon has served as Chairman of the Board and a director of Laboratory

Corporation of America Holdings (“LabCorp”) since April 1996. From April 1995 to April 2006, he served as the Vice Chairman and a director of LabCorp. Mr. Mac Mahon was President and Chief Executive Officer and a member of the Executive and Management Committees of LabCorp from January 1997 until his retirement in December 2006. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche, Inc. from 1993 to December 1996 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann-La Roche from 1988 to December 1996. Mr. Mac Mahon is a director and Corporate Governance Committee member of Express Scripts, Inc. and a director of Golden Pond Healthcare.

Frank E. Collins, Esq. Mr. Collins has served as a director since July 31, 2007. Mr. Collins serves as a member of the Audit Committee and as Chair of the Nominating and Governance Committee of our Board. Mr. Collins is the Senior Vice President, Legal and Administration and Secretary of Sierra Health Services, Inc. (“Sierra”). Mr. Collins joined Sierra in 1986 as General Counsel and Secretary. Effective February 25, 2008, Sierra was acquired by UnitedHealth Group. From 1981 to 1986, Mr. Collins was employed by Blue Cross and Blue Shield of Kansas City, originally as Staff Legal Counsel and in early 1986 as Associate General Counsel. Mr. Collins also served as counsel for the Missouri Division of Insurance from 1979 to 1981, where he was responsible for providing legal advice on insurance and HMO-related regulatory issues. Mr. Collins received his Juris Doctor from the University of Missouri at Kansas City School of Law and is a member of the Missouri Bar Association.

Dr. Thomas P. Gerrity. Mr. Gerrity has served as a director since July 31, 2007. Dr. Gerrity serves as a member of the Audit Committee and Nominating and Corporate Governance Committee of our Board. Dr. Gerrity served as interim Chair of the Audit Committee from November 2007 to March 2008. Dr. Gerrity was the Dean of the Wharton School of the University of Pennsylvania from July 1990 to June 1999. Since then he has been Professor of Management and Dean Emeritus at the Wharton School. Dr. Gerrity also serves as a director of Internet Capital Group, Inc., Hercules, Inc. and Sunoco, Inc. and as a member of the Corporation of the Massachusetts Institute of Technology. Dr. Gerrity is the Chairman of the Advisory Board and a General Partner of Arden Fund I, a private real estate investment fund managed by the Arden Group in Philadelphia, Pennsylvania. Dr. Gerrity was a director of Federal National Mortgage Association (“Fannie Mae”) from September 1991 until December 2006 and served as the chair of Fannie Mae’s audit committee from January 1999 until May 2006. Fannie Mae restated its audited financial statements for certain periods during which Dr. Gerrity was chair of the audit committee.

Daniel N. Mendelson. Mr. Mendelson has served as a director since July 31, 2007. Mr. Mendelson is Chairman of our Compensation Committee and a member of the Nominating and Governance Committee. Mr. Mendelson is CEO of Avalere Health LLC (“Avalere Health”), a strategic advisory company that provides guidance and syndicated research for clients in the healthcare industry, government and the not-for-profit sector. Prior to founding Avalere Health in 2000, he served as Associate Director for Health at the White House Office of Management and Budget in Washington, D.C. Mr. Mendelson has been a director of Coventry Healthcare, Inc. since May 2005.

Dr. Robert A. Oakley. Dr. Oakley has served as a director since March 24, 2008. Dr. Oakley serves as the Chairman of the Audit Committee. Since 2003, Dr. Oakley has served as the Shepard Executive-in-Residence in the Fisher College of Business at The Ohio State University. In 2003, Dr. Oakley retired after more than 25 years service with the Columbus, Ohio-based Nationwide companies, one of the largest diversified insurance and financial services organizations in the world. Dr. Oakley currently serves on the Board of First Mercury Financial Company and the Physicians Assurance Corporation. He received his BS from Purdue University and both an MBA and PhD in Finance from The Ohio State University.

W. Robert Dahl, Jr. Mr. Dahl is currently nominated to serve as a director. Mr. Dahl has served as Vice President of Strategic Business Development and Vice Chairman of the Board of Directors of Golden Pond Healthcare, Inc. since May 15, 2007. From April 1999 until June 2006, Mr. Dahl served as the head of Global Healthcare for the Carlyle Group, a leading private equity firm with over $50 billion of equity under management, where he was responsible for the firm’s investments in the healthcare field. Prior to Carlyle, Mr. Dahl served as co-head of healthcare investment banking in North America at Credit Suisse First Boston. Mr. Dahl is also a director of Slate Pharmaceuticals, Inc., Amkai LLC and Ika Systems Company.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the seven directors listed above to hold office until the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Required Vote

A nominee for director will be elected to the Board by a vote of the majority of the votes cast.

CORPORATE GOVERNANCE

Meetings

During 2007, the Board held a total of two regular meetings. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he was a director and (2) the total number of meetings of all Board Committees on which he served during the period which he was a director. The non-management members of the Board generally meet in executive session at each regularly scheduled meeting of the Board.

It is the policy of the Board to encourage its members to attend the Company’s Annual Meeting of Stockholders. This is the Company’s first Annual Meeting of Stockholders.

Board Committees

The Board has three standing Committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Copies of the charters of each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee setting forth the responsibilities of the committees can be found under the “For Investors—Corporate Governance” section of our website at http://www.pharmerica.com and such information is also available in print to any stockholder who requests it through our Investor Relations department. We periodically review and revise the committee charters. A summary of the composition of each committee and its responsibilities is set forth below.

Name	Audit	Nominating and Corporate Governance	Compensation
Thomas P. Mac Mahon	—	—	Member
Gregory S. Weishar	—	—	—
Frank E. Collins, Esq.	Member	Chairman	—
Paul J. Diaz (1)	—	—	—
Dr. Thomas P. Gerrity (2)	Member	Member	—
Edward L. Kuntz (1)	—	—	—
Daniel N. Mendelson	—	Member	Chairman
R. David Yost (1)	—	—	—
Dr. Robert A. Oakley (2)	Chairman	—	—

(1)	Messrs. Diaz, Kuntz and Yost announced their resignation, effective as of July 24, 2008, from the Board in accordance with the terms of the Pharmacy Transaction.

(2)	Dr. Oakley was appointed as Chairman of the Audit Committee in March 2008. Prior to that time, Dr. Gerrity had served as interim chairman since November 2007. Dr. Gerrity was appointed as interim chairman after the death of director George L. (Jay) James III.

Audit Committee

The Company has a standing audit committee established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee held a total of three meetings in 2007. The Board has determined that Dr. Robert A. Oakley and Dr. Gerrity are each qualified as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that Dr. Oakley, Dr. Gerrity and Mr. Collins are “independent” within the meaning of the listing standards of the New York Stock Exchange and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) relating to directors serving on audit committees.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s executive and director compensation, including executive base salaries, bonuses, performance based awards and other equity awards, and for administering the Company’s equity compensation plans. Pursuant to its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate. The Compensation Committee held a total of two meetings in 2007. The Compensation Committee reviews periodic reports from the CEO and other officers as to the performance and compensation of the officers, employees and directors.

The Company’s executive compensation program was initially adopted as part of the formation of the Company and Mercer Human Resource Consulting (“Mercer”) was retained in 2006 to serve as an outside compensation consultant. Pursuant to its charter, the Compensation Committee has the sole authority, at the Company’s expense, to retain and terminate a consulting firm to assist in the evaluation of director, CEO or executive officer compensation, and in furtherance thereof to retain legal counsel and other advisors.

The Compensation Committee used Mercer to serve as the outside Compensation Consultant with respect to setting fiscal year 2007 and 2008 compensation. In April 2008, the Compensation Committee retained Frederic W. Cook & Co. (“Cook”) to serve as our outside compensation consultant for subsequent periods. See the discussion under “Compensation Discussion and Analysis” for more information on Mercer’s role in setting 2007 compensation.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee of the Board is to (1) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board); (2) select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders and nominees to fill vacancies on the Board; (3) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; (4) oversee the evaluation of the Board, its committees and management; and (5) oversee, in concert with the Audit Committee, compliance rules, regulations and ethical standards for the Company’s directors, officers and employees, including corporate governance issues and practices. While the Nominating and Corporate Governance Committee has no formal process for identifying nominees, if it is deemed appropriate, the Nominating and Corporate Governance Committee may consider candidates recommended by any other source, including stockholders and business and other organizational networks. The Nominating and Corporate Governance Committee may retain and compensate third parties, including executive search firms, to identify or evaluate candidates for consideration. Spencer Stuart was retained by the Nominating and Corporate Governance Committee to assist the committee in identifying and evaluating candidates. The Nominating and Corporate Governance Committee held one meeting in 2007.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to suggest a candidate for director for inclusion in the Company’s proxy statement must submit a written notice to the Company’s Corporate Secretary at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. The written notice must include:

(1)	The name, address, and telephone number of the stockholder who is recommending a candidate for consideration;

(2)	The class and number of shares of the corporation which the recommending stockholder owns;

(3)	The name, address, telephone number and other contact information of the candidate;

(4)	The consent of each candidate to serve as director of the Company if so elected;

(5)	The candidate’s knowledge of matters relating to the Company’s industry, the candidate’s experience as a director or senior officer of other public or private companies and the candidate’s educational and work background;

(6)	The candidate’s involvement in legal proceedings within the past five years; and

(7)	The candidate’s and the candidate’s family members’ relationship with the Company, the Company’s competitors, creditors or other persons with special interests regarding the Company.

In considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee will use the same evaluation criteria and process as that used by the Nominating and Corporate Governance Committee for other candidates. The Nominating and Corporate Governance Committee evaluates the candidates in accordance with its Policy for Evaluation for Nominees to the Board of Directors, which sets forth the following factors to be considered:

•	Whether the candidate is “independent” and does not, and has not, had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	Whether the candidate is an “audit committee financial expert” and/or “financially literate”;

•

Whether the candidate has the personal attributes necessary for successful service on the Board, such as character and integrity, a high level of education and business experience, broad based business acumen, an understanding of the Company’s business and the institutional pharmacy industry generally, strategic thinking, a willingness to share ideas, a network of contacts and diversity of experiences and expertise;

•	Whether the candidate has been the chief executive officer or a senior executive officer of a public company or another complex organization;

•

Whether the candidate serves on other boards of directors; directors employed in a full-time position may not sit on the boards of directors of more than two other public companies and directors employed part-time or full-time in academia may not sit on the boards of directors of more than three other public companies. There is no limit on the number of non-public company boards on which directors may sit;

•	Whether the candidate will add value to the Board or a committee thereof by virtue of particular knowledge, experience, technical expertise, specialized skills or contacts;

•	Whether the candidate, if an existing director, is suitable for continued service;

•	Whether the candidate is under the age of 75;

•	Whether the candidate’s responses to the directors and officers questionnaire reveal areas of potential problems or concerns; and

•	Whether there are any other relevant issues with respect to the candidate.

Board Independence

Our Corporate Governance Principles provide for director independence standards consistent with those of the NYSE and the federal securities laws. These standards require the Board to affirmatively determine that each “independent” director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director. The Board has determined that the following directors are “independent” as required by the NYSE listing standards and the Company’s Corporate Governance Principles: Messrs. Collins, Gerrity, Mac Mahon, Mendelson, Oakley and Dahl.

All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors as defined in the NYSE listing standards and in the standards in the Company’s Corporate Governance Principles.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Mendelson, who serves as Chair, and Mr. Mac Mahon, each of whom is independent under NYSE listing standards. None of the members of the Compensation Committee is a former or current officer or employee of the Company or has any interlocking relationship as set forth in SEC rules.

Section 16(a) Beneficial Ownership Reporting

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2007, all filing requirements under Section16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Code of Ethics

The Company has a Code of Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer.

The Code of Conduct and Ethics is available on the Company’s website at www.pharmerica.com. The Company will post amendments to or waivers from the Code of Conduct and Ethics to the extent applicable to the Company’s principal executive officer, principal financial officer and principal accounting officer on its website.

Communication with the Board of Directors

It is the policy of the Company to facilitate communications of stockholders with the Board. Communications to the directors must be in writing and sent Certified Mail to the Board of Directors c/o the Chief Financial Officer to the Company’s headquarters at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of shares of the Company that the person holds;

•

if the person submitting the communication is not a stockholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company;

•	any special interest, meaning an interest not in the capacity of a stockholder of the Company, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to Directors under the Company’s policy:

•

communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers and suppliers) generally;

•	communications that advocate the Company engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of the Company.

Upon receipt, each communication will be entered into an intake record maintained for this purpose, including the name of the person submitting the communication, the date and time of receipt of the communication, the information concerning the person submitting the communication required to accompany the communication and a brief statement of the subject matter of the communication. The record will also indicate the action taken with respect to the communication. The personnel responsible for receiving and processing the communications will review each communication to determine whether the communication satisfies the procedural requirements for submission under the Policy and Procedures for Stockholder Communication with Directors and the substance of the communication is of a type that is appropriate for delivery to the directors under the criteria set forth above. Communications determined to be appropriate for delivery to directors will be assembled by the responsible personnel for delivery and delivered to the directors on a periodic basis, generally in advance of each regularly scheduled meeting of the Board. Communications directed to the Board as a whole, but relating to the area of competence of one of the Board’s committees, will be delivered to that committee, with a copy to the Chairman.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2007.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)(4)	Option Awards (3)(4)	Total
Frank E. Collins	$54,000	$10,716	$6,434	$71,150
Dr. Thomas P. Gerrity	$59,000	$10,716	$6,434	$76,150
Edward L. Kuntz	$43,000	$10,716	$6,434	$60,150
Thomas P. Mac Mahon	$67,500	$10,716	$6,434	$84,650
Daniel N. Mendelson	$49,000	$10,716	$6,434	$66,150
George L. James, III (5)	$52,000	$80,000	$90,077	$222,077
Paul J. Diaz (6)	—	—	—	—
R. David Yost (6)	—	—	—	—

(1)	Mr. Oakley did not join the Board until March 2008, and is therefore, not included in the table.

(2)	All restricted stock awards are in shares of the Company’s common stock. The dollar amount represents the amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of Stock Awards. The assumptions used in calculating the amounts with respect to fiscal year 2007 are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2008.

(3)	All options are to purchase shares of the Company’s common stock. The dollar amount represents the amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of Option Awards. The assumptions used in calculating the amounts with respect to fiscal year 2007 are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2008.

(4)	The table below sets forth the aggregate number of shares of restricted stock and the aggregate number of stock options held by each non-employee director as of December 31, 2007. Each of these awards were granted in 2007. The grant date fair value of each grant is also set forth below:

	Restricted Stock		Stock Options
Name	Number of Awards	Grant Date Fair Value	Number of Awards	Grant Date Fair Value
Frank E. Collins	4,905	$80,000	15,424	$90,077
Dr. Thomas P. Gerrity	4,905	$80,000	15,424	$90,077
Edward L. Kuntz	4,905	$80,000	15,424	$90,077
Thomas P. Mac Mahon	4,905	$80,000	15,424	$90,077
Daniel N. Mendelson	4,905	$80,000	15,424	$90,077
George L. James, III	4,905	$80,000	15,424	$90,077
R. David Yost	—	—	—	—
Paul J. Diaz	—	—	—	—

(5)	George L. James, III, who served as an independent director on the Board, Chairman of the Audit Committee and member of the Compensation Committee, passed away unexpectedly on August 24, 2007. Under the terms of the grant, such shares automatically vested. Therefore, the Company recognized the full amount of stock based compensation for the awards of Mr. James.

(6)	Directors Paul J. Diaz and R. David Yost agreed not to receive any compensation for their Board service.

Our compensation program for non-employee members of the Board is as follows:

Annual Retainer—Each director receives an annual retainer of $35,000. Directors may, in their discretion, elect to receive the annual retainer, in whole or in part, in cash or shares of the Company common stock.

Chairman Retainer—The Chairman of the Board receives an additional retainer of $15,000 per year.

Committee Chair Retainer—The Chairman of the Nominating and Governance Committee receives an additional annual retainer of $5,000. The Chairman of the Compensation Committee receives an additional annual retainer of $5,000. The Chairman of the Audit Committee receives an additional annual retainer of $10,000.

Board Meeting Fee—Directors receive $2,000 for each meeting of the Board attended.

Committee Meeting Fee—Committee members receive $1,500 for each committee meeting attended.

Initial Stock Option Grant—Upon joining the Board, each director receives a one-time award of stock options valued at $120,000.

Annual Restricted Stock Grant—Each director receives an annual award of restricted stock valued at $80,000.

Exceptions—Directors Paul J. Diaz and R. David Yost agreed not to receive any compensation for their Board service.

Gregory Weishar, as a member of management, does not receive separate compensation for service on the Board.

Deferred Compensation—We did not offer a non-qualified deferred compensation plan for directors in 2007; however in 2008, we adopted the PharMerica Corporation Deferred Fee Plan for Directors, which provides an opportunity for directors to defer both their cash and stock fees in any one year. Each director may defer up to 100% of their cash and stock fees. The minimum deferral period for an “in-service” distribution of any deferred fees is five years from the end of the year in which each such deferred fee agreement relates. Cash fees can be distributed in a lump-sum or in up to ten annual installments. The stock fees will only be distributed in shares in a lump-sum. Notwithstanding the foregoing, in each deferred fee agreement, a director can elect to commence distributions of all cash and stock deferrals earlier, in the event of a separation from service, the death or disability of the director, or upon a change in control of the Company. All cash fees (which a director is 100% vested in at all times) deferred by a director will be directed into the same investments offered under the PharMerica Corporation 401(k) Retirement Savings Plan. Generally, all stock fees will vest ratably in three equal installments commencing on the first anniversary of the date of grant.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

The following table sets forth information with respect to executive officers of the Company as of June 2, 2008.

Name	Age	Position
Gregory S. Weishar	53	Chief Executive Officer and Director
Michael J. Culotta	53	Executive Vice President and Chief Financial Officer
Robert A. McKay	46	Senior Vice President of Sales and Marketing
Janice D. Rutkowski	59	Senior Vice President and Chief Clinical Officer
Thomas A. Caneris	45	Senior Vice President, General Counsel and Secretary
Berard E. Tomassetti	52	Senior Vice President and Chief Accounting Officer
Anthony A. Hernandez	42	Senior Vice President of Human Resources
Richard J. Toole	47	Senior Vice President and Chief Information Officer

Set forth below are the names, positions held and business experience, including during the past five years, of the Company’s executive officers as of June 2, 2008. Officers serve at the discretion of the Board. There is no family relationship between any of the directors, nominees to become a director or executive officers.

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since the consummation of the Pharmacy Transaction. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was since 1994 Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Company.

Michael J. Culotta. Mr. Culotta has served as our Executive Vice President and Chief Financial Officer since the consummation of the Pharmacy Transaction. Prior to joining the Company, Mr. Culotta served as Chief Financial Officer of LifePoint Hospitals, Inc. since November 2001. Prior to joining LifePoint, Mr. Culotta served as a partner and healthcare area industry leader for the southeast area at Ernst & Young LLP. Mr. Culotta was affiliated with Ernst & Young LLP for over 24 years. Mr. Culotta is a director of Evolved Digital Systems, Inc., a provider of information technology services to clients in the healthcare industry, and serves as lead director and as the chair of its audit committee.

Robert A. McKay. Mr. McKay has served as our Senior Vice President of Sales and Marketing. Prior to joining the Company in July 2007, Mr. McKay was Vice President of Marketing for PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Company and had been affiliated with PharmaCare since 1995.

Janice D. Rutkowski. Ms. Rutkowski has served as our Senior Vice President and Chief Clinical Officer since July 2007. In addition she was our interim Chief Operating Officer from January 13, 2008 to April 6, 2008. Ms. Rutkowski served as the Senior Vice President of Clinical Services and Program Development for PharMerica Long-Term Care since 2002. Ms. Rutkowski also served as the Senior Vice President of PharMerica Long-Term Care’s PMSI and Clinical Services divisions and as PharMerica Long-Term Care’s Senior Vice President of Procurement and Facilities Management from 1998 to 2002.

Thomas Caneris. Mr. Caneris has served as our Senior Vice President, General Counsel and Secretary since August 2007. Mr. Caneris has over 20 years of experience as a lawyer in private practice and in-house with NYSE listed public companies. Prior to joining the Company, Mr. Caneris served as counsel to Convergys Corporation from September 2004. Prior to that he was Commercial Affairs Counsel at AK Steel Corporation from April 1998 to September 2004. Mr. Caneris received his Juris Doctor from the University of Cincinnati College of Law. He is a member of the Kentucky and Ohio Bar Associations.

Berard E. Tomassetti. Mr. Tomassetti has served as our Senior Vice President and Chief Accounting Officer since July 2007. Prior to joining the Company, Mr. Tomassetti served as the Chief Financial Officer of Kindred’s pharmacy business for over 6 years. Prior to joining Kindred’s pharmacy business, Mr. Tomassetti was affiliated with Aperture, the nation’s largest credentials verification organization.

Anthony A. Hernandez. Mr. Hernandez has served as our Senior Vice President of Human Resources since July 2007. Prior to joining the Company, Mr. Hernandez served as Senior Vice President of Human Resources for Citigroup’s Home Equity business. Mr. Hernandez was affiliated with Citigroup for over 14 years.

Richard J. Toole. Mr. Toole has served as our Senior Vice President and Chief Information Officer since July 2007. Prior to joining the Company, Mr. Toole served as the Senior Vice President and Chief Information Officer for PharMerica Long-Term Care since July 2004. From January 2002 to July 2004, Mr. Toole was Vice President at Gartner Inc. In March 2001, Mr. Toole co-founded an Operations Management Hedge Fund Company and prior to that served as a Vice President for AOL Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Company’s executive compensation program was initially adopted as part of the formation of the Company through determinations made by the “Transition Planning Committee” in conjunction with our Chief Executive Officer. The Transition Planning Committee was formed by AmerisourceBergen and Kindred as part of the formation of the Company and consisted of three AmerisourceBergen representatives and three Kindred representatives. The Transition Planning Committee was responsible for assembling a management team for a to be formed public company and developing an initial executive compensation program. The executive compensation program, as described below, was reviewed and subsequently approved by the Company’s Compensation Committee.

The Transition Planning Committee retained Mercer in 2006 to serve as an outside compensation consultant to the Transition Planning Committee. Using the peer group described below as a benchmark, Mercer prepared data on named executive officer compensation levels and dilution from equity plans. Additionally, Mercer advised the Transition Planning Committee on executive compensation plan design issues, regulatory changes and best practices related to compensation.

The Compensation Committee used Mercer to serve as the outside Compensation Consultant with respect to setting fiscal year 2008 compensation. In April 2008, the Compensation Committee retained Cook to serve as our outside Compensation Consultant for subsequent periods. In its role as outside consultant, Cook will provide the Compensation Committee with objective analyses, advice and information with respect to CEO and other executive compensation. Cook maintains no other direct or indirect business relationships with the Company.

Executive Compensation Program Objectives

Our executive compensation program is designed to balance our overall compensation philosophy of promoting programs that are simple and flexible, and sufficiently robust to permit us to attract and retain a high quality and stable executive management team. Our executive compensation program is structured to provide transparency to both our employees and stockholders, be competitive within the institutional pharmacy industry and focus our executives on profitability, achieving cost savings and providing quality services to our customers. Each of these performance objectives are critical to our success.

The goals of our executive compensation program are to:

•

Provide competitive and fiscally responsible compensation that enables us to successfully attract and retain highly-qualified executives with the leadership skills and experience necessary to promote our long-term success;

•

Provide incentive compensation that places a strong emphasis on financial performance, thereby ensuring a strong calibration between the achievement of critical financial and strategic objectives and realized compensation; and

•	Provide an appropriate link between compensation and the creation of stockholder value through awards tied to our long-term performance and share price appreciation.

The three primary elements of compensation used to support the above goals are base salary, annual cash incentive awards and long-term incentive awards:

•

Base Salaries. The objective of base salary is to provide a baseline compensation level that delivers current cash income to the Named Executive Officers (as defined in the 2007 Summary Compensation Table) and reflects their job responsibilities, experience and value to the Company.

•	Annual Cash Incentive Awards . This component of the compensation program rewards corporate, group and individual performance against pre-established annual goals.

•

Long-Term Incentive Awards . Our long-term incentive program is designed to align the interests of our Named Executive Officers with those of our stockholders by motivating these officers to manage the Company in a manner that fosters long-term performance, as reflected in stock price appreciation, and achievement of profitability objectives. Long-term incentives also serve as essential tools to promote executive retention through time-based vesting requirements.

We also provide benefits and perquisites to our Named Executive Officers. The purpose of these benefits, which are modest in value and not a significant component of the overall compensation program, is to aid in attracting and retaining high quality talent.

Benchmarking Process

In general, we have targeted Named Executive Officers’ total compensation to fall within the median range for equivalent positions at peer group companies after adjusting for company size, differences in job content, and experience and responsibilities of the roles compared to similar positions in the market. Based upon consultation with Mercer, the Compensation Committee approved the use of a peer group composed of companies that are relatively comparable in size as measured by annual revenue, operate within the same general industry space, and are competitors for customers and/or executive talent. The peer group used for 2007 benchmarking purposes consisted of:

•	Omnicare Inc.

•	Owens & Minor Inc.

•	St. Jude Medical Inc.

•	Henry Schein Inc.

•	Invacare Corp.

•	PSS World Medical Inc.

•	Lincare Holdings Inc.

•	Bioscrip Inc.

•	Rotech Healthcare Inc.

For purposes of reviewing the competitiveness of our executive compensation program, Mercer used a combination of data from the annual proxy statements of the above-referenced peer companies as well as general industry data for comparably sized companies as provided in three published compensation surveys, including the Mercer Americas Executive Remuneration Database, Watson Wyatt Report on Top Management Compensation, and Clark Consulting Executive and Senior Management Compensation Survey. Data from these surveys was generally regressed using the Company’s annual revenues of approximately $2.0 billion to determine size-adjusted market rates. The number of companies included in the survey data ranged from approximately 50 to 800, depending on the survey and the position as a reference point for our Named Executive Officers.

The survey data consisted of general industry references for companies of comparable size to the Company and were blended with the available proxy data to provide an overall market composite. We will continue to monitor whether this peer group and the individual compensation surveys remain appropriate for our Company and will make changes when appropriate.

Components of the Executive Compensation Program

Upon formation of the Company, the Transition Planning Committee adopted an initial compensation strategy for the Named Executive Officers consisting of conservative cash compensation (i.e., 25th percentile to median base salary and bonus opportunities) combined with more aggressive up-front equity incentive awards. The up-front equity awards, which were generally in the range of 200% to 300% of the market median for the Named Executive Officers (other than the CEO whose initial award size also considered amounts forfeited at his prior employer), were intended to:

•	Motivate and reward the executives’ efforts to integrate the Company’s businesses;

•	Build commitment to our Company and promote retention during the post-closing transition;

•	Make a substantial portion of the Named Executive Officers’ compensation directly contingent on future stock price appreciation and changes in stockholder value;

•	Complement the other components of our compensation program and provide competitive total compensation opportunities; and

•	Replace amounts forfeited at prior employers (applies only to our CEO).

For Fiscal 2008, our Named Executive Officer compensation program consists of base salary, annual cash incentives and long-term incentives. For our Named Executive Officers, our program is structured so that variable, or “at risk,” compensation ranges from 50-75% of total compensation. To ensure that the executives with the highest degree of responsibility to stockholders are held most accountable for results, the portion of total compensation delivered through annual and equity-based long-term incentives varies directly with the executive’s level of responsibility.

Base Salary

Base salaries for our Named Executive Officers are targeted in the median range for equivalent positions at the peer group companies after adjusting for company size, differences in job content, experience, and responsibilities. Competitive base salaries are essential to attracting and retaining executive management talent.

Mr. Weishar’s employment agreement, entered into on January 14, 2007 with Kindred sets his base salary at $700,000, a rate individually negotiated with Mr. Weishar and which was at a level necessary and appropriate in light of the other terms of his employment agreement, namely, Mr. Weishar’s initial equity award, which is described under the “Long Term Incentive” section. His base salary falls between the 25th percentile and the median of our selected peer group. Mr. Weishar’s employment agreement was subsequently assigned to the Company as part of the Pharmacy Transaction.

Base salaries for our other Named Executives were individually negotiated with the executives and are set forth in their employment agreements. The Compensation Committee will review base salaries at least annually and more frequently when promotions or changes in responsibility occur within our executive management. Salary increases will be based on factors such as competitive market data, assessment of individual performance, promotions, level of responsibility, and input from our CEO for Named Executives other than himself.

Annual Cash Incentives

Pursuant to the Company’s annual incentive program, our Named Executive Officers have the opportunity to earn annual cash incentives for meeting annual performance goals. The Company utilizes cash incentives as a method of tying a portion of annual compensation to our annual financial performance. The specific objective performance criterion that must be obtained in order for bonuses to be paid are established each year by the Compensation Committee, and are subject to change from year to year. In 2007, the incentives were based upon the Company achieving adjusted EBITDA goals. EBITDA was selected as the objective performance criterion, because, as a new company, it was critical to focus our Named Executive Officers on earnings and the achievement of cost savings. EBITDA was adjusted to add back integration costs, which relate to our integration and consolidation activities. For 2007, achievement of $70 million in adjusted EBITDA resulted in payment of target bonuses. Adjusted EBITDA goals for threshold and maximum bonuses were $63 and $84 million, respectively.

Target bonus opportunities are expressed as a percentage of base salary and vary among our Named Executive Officers. The targets were individually negotiated with our Named Executive Officers prior to their accepting employment with our Company. Pursuant to the terms of his employment agreement, Mr. Weishar’s target annual bonus is equal to 100% of his base salary. In fiscal year 2007, Mr. Culotta, Mr. McCullough, Ms. Rutkowski, Mr. McKay and Mr. Caneris were eligible for annual target bonus opportunities (represented as a percentage of base salary) of 75%, 60%, 80%, 50% and 50% respectively. For fiscal year 2007, all bonuses were prorated from the executives’ starting date. The amount of the bonuses are reported in the 2007 Summary Compensation Table.

As part of the formation of the Company, Messrs. Weishar’s and Culotta’s annual incentives were based entirely on achieving the adjusted EBITDA target. For the other named executive officers, annual incentives were based 75% on achieving the adjusted EBITDA target and 25% on individual performance. An individual performance measure was utilized for Ms. Rutkowski, Mr. McKay and Mr. Caneris, because of the nature of their duties as Chief Clinical Officer, Senior Vice President of Sales and Marketing, and Senior Vice President and General Counsel respectively. It was desirable for the Company to focus them on the achievement of certain important non-financial departmental initiatives. In 2007, actual bonus awards for our named executive officers were set to range from 0% to 125% of the target award, depending upon performance relative to the predetermined adjusted EBITDA goals. The range was the same for all the Company’s executives. The Company achieved adjusted EBITDA of $71.1 million and the individual performance component for each Ms. Rutkowski and Messrs. McKay and Caneris were funded at 100% of target. All bonuses related to the adjusted EBITDA target to our named executive officers (other than Mr. McCullough who did not receive a bonus due to his termination) were paid at 102% of target. No discretion was used in funding or in allocating the bonus pool.

Long-Term Incentives

The Company’s Long-Term Incentive Founders’ Grants and Initial Grant for Mr. Weishar

In fiscal year 2007, the long-term component of our executive compensation program for each of our named executive officers (excluding our Chief Executive Officer) consisted of a founders’ grant of stock options and restricted shares.

The value of the founders’ grant was generally within 200% to 300% of the market median levels for long-term incentive compensation for our peer group. These levels are intended to provide a significant equity stake in the enterprise to key executives. The award value was granted 75% in stock options and 25% in restricted shares or restricted share units. This blend of restricted stock to options was selected, to focus the new management team on stockholder value creation and build retention power into the compensation program. The heavier emphasis on stock options reinforces a critical objective of appropriately linking compensation and the creation of stockholder value by tying compensation to share price appreciation, while having the restricted shares that vest in full on the 3 rd anniversary of grant support both share price appreciation and executive retention. Messrs. Culotta, McCullough, Rutkowski, McKay and Caneris received a founders’ grant with respect to fiscal year 2007 with a grant date value expressed as a percent of base salary of 525%, 525%, 250%, 260%, and 280% respectively.

Mr. Weishar was not awarded a founder’s grant because he had been provided an equity grant pursuant to his employment agreement. Under the agreement, the Company granted to Mr. Weishar, on the fifth trading day following consummation of the Pharmacy Transaction, non-qualified stock options to purchase shares of the Company’s common stock representing 1.0% of the total number of shares of common stock outstanding and a number of restricted shares of common stock representing 0.75% of the total fair market value, based on the closing price of our common stock on such date, of the common stock then outstanding. The size of the grant was intended to provide Mr. Weishar with significant ownership in the Company and to link his compensation to changes in stockholder value, and to restore certain compensation opportunities that Mr. Weishar forfeited in connection with his resignation from his prior employer.

For fiscal year 2008 and thereafter, we expect that our long-term incentive program will consist of annual grants, targeted at market median levels, consisting of a combination of stock options, performance share/performance share units and long-term cash incentives. Performance share/performance share units and long-term cash incentives were introduced into the long-term incentive program in 2008 for our Named Executive Officers to focus executives on achievement of long-term operating objectives. Similar to the annual bonus plan, adjusted EBITDA was selected as the performance measure for the 2008 performance share and long-term cash plans to reinforce the importance of achievement of cost savings and earnings in the creation of long-term stockholder value.

Treatment of Equity Incentives in the Event of Change in Control

As provided in the Company’s Omnibus Incentive Plan or the award agreements related thereto, unvested equity awards granted to our named executive officers (with the exception of equity awards held by the CEO) may automatically vest upon certain terminations of a named executive officer’s employment following a change in control. We believe that such a “double trigger” provision is reflective of a growing trend in market practice, which maintains the retention power of the compensation program following a change in control, and will encourage our executive officers to assess takeover bids objectively without regard to the potential impact on their job security. Unvested equity awards held by our CEO automatically vest upon a change in control as provided under terms of his employment agreement, which was entered into prior to the development of our overall executive compensation program and the decision to provide for “double trigger” vesting with respect to our executive officers generally. Such features are intended to apply to all future grants.

Stock Ownership Guidelines

We encourage our executive officers and other key employees to own stock in the Company. The Committee adopted stock ownership guidelines to align long-term interests of management with those of our stockholders and provide a continuing incentive to foster the Company’s success. The stock ownership guidelines become effective July 1, 2008 for certain key executive officers, including our named executive officers. Under the stock ownership guidelines, the CEO, Executive Vice Presidents, and Senior Vice Presidents are expected to own Company stock in the amount of 200%, 150%, and 100% of their annual base salary, respectively. The Named Executive Officers have four (4) years to accumulate the targeted ownership level. The following count towards meeting the stock ownership guidelines: all shares and options owned and all restricted shares, performance share units and stock options which vest within sixty (60) days of any date of determination. Shares are valued at fair market value and options are valued at the spread between the exercise price and the fair market value of the underlying shares. As of June 2, 2008, the value of the named executive officers’ (other than Mr. McCullough) ownership in the Company is as follows: Gregory Weishar-$1,700,000 (247% of 2007 base salary); Michael Culotta-$660,000 (162% of 2007 base salary); Janice Rutkowski-$280,000 (109% of 2007 base salary); Robert McKay- $0; and Thomas Caneris- $0.

CEO Signing Bonus and Special Integration Bonuses

Mr. Weishar was provided with a cash signing bonus and was also provided with a special integration bonus opportunity pursuant to his employment agreement. This opportunity was provided because the successful integration of the two legacy portions of the Company is critical to our future success and the Company desired to specifically tie portions of Mr. Weishar’s compensation to the successful integration. Earnout of the integration bonus is linked to the achievement of synergy targets that were developed by the Transition Planning

Committee based on expected cost savings opportunities that are expected to come from site consolidations, overhead reductions and other aggregate efficiencies resulting from the combined businesses. The integration bonus is discussed in more detail under the discussion of Mr. Weishar’s employment agreement under “Narrative Disclosure to Summary Compensation Table and Grants of Plan—Based Awards Table”.

Benefits and Perquisites

Our named executive officers are eligible to participate in our 401(k) plan and, except as described below, receive the same health, life and disability benefits available to our employees generally. We do not offer a defined benefit pension plan or a supplemental executive retirement plan.

Voluntary Deferred Compensation Plan

Commencing in 2008, the Company offers each of our eligible executive officers, including our Named Executive Officers, the ability to elect to defer up to 100% of their annual bonus and 50% of their base salary into a non-qualified deferred compensation plan. We believe the deferred compensation plan will serve to motivate and retain our executive officers by providing a tax-effective opportunity to save for their retirement and enable them to take a more active role in structuring the timing of certain compensation payments.

Relocation Expenses

We agreed to pay all reasonable and customary relocation expenses for Messrs. Weishar, Culotta, McKay and Caneris (up to a certain dollar amount as specified in Mr. Culotta’s and Mr. Caneris’ employment agreement) and related taxes for them in order to entice them to relocate their families in connection with their employment with the Company.

Club Membership

Pursuant to the terms of Mr. Weishar’s employment agreement, we reimbursed Mr. Weishar $16,000 for an initiation fee incurred by him in connection with his membership at one country club.

Defined Benefit Pension Plan

The Company does not offer to its employees or named executive officers a defined benefit pension plan, nor does the Company expect to offer such plan in the future to its employees.

Employment Agreements

Our Board, based upon the recommendation of our Compensation Committee, approved the Company entering into employment agreements with our Named Executive Officers in order to attract and retain each of these individuals given their experience and qualifications to serve the Company in the foregoing capacities. In addition to providing for compensation opportunities described above and in the following tables and narratives, the employment agreements provide our named executive officers with benefits upon certain terminations of employment. The employment agreements also contain change in control benefits for our Named Executive Officers to help keep them focused on their work responsibilities during the uncertainty that accompanies a change in control and to provide benefits for a period of time after termination of employment following a change in control. The employment agreements contain post-employment non-competition and non-solicitation agreements for a period of twenty-four months, for Mr. Weishar, Ms. Rutkowski and Mr. McKay and eighteen months for Mr. Culotta and Mr. Caneris following the date of termination. The Company believes these agreements are an appropriate method of protecting the Company’s business and investment in human capital. The severance levels and benefits were determined through negotiations with the executives. Messrs. McKay and Caneris received a signing bonus upon the execution of their employment agreements. The employment agreements of each of our named executive officers contain provisions for tax gross-ups under section 280G of the Internal Revenue Service Code (“Code”). The Company believes these provisions are appropriate and necessary to make the executives whole in the case the payment of these taxes is required. For a description of the material terms of the employment agreements with each of our named executive officers, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan—Based Awards Table” below. Compensation that could potentially be paid to our named executive officers pursuant to the employment agreements upon a change in control is described below in “Potential Payments upon Termination or Change in Control”.

Tax Deductibility of Compensation

Section 162(m) of the Code restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1.0 million to the CEO and the other Named Executive Officers if certain conditions are not fully satisfied. To the extent practicable, we have preserved deductibility of compensation paid to our executive officers. However, the Compensation Committee believes that maintaining flexible compensation programs that attract highly-qualified executives is important, and may, if appropriate, award compensation that is not fully deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management.

2.	Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement and Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.

The Compensation Committee

Daniel N. Mendelson, Chairman

Thomas P. Mac Mahon

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate past or future filings, including this proxy statement, in whole or in part, the Compensation Committee Report above shall not be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION

2007 Summary Compensation Table

The following table sets forth certain information regarding compensation for fiscal 2007 commencing August 1, 2007, following the closing of the Pharmacy Transaction for (i) Mr. Weishar, our Chief Executive Officer during fiscal year 2007, (ii) Mr. Culotta, our Chief Financial Officer during fiscal year 2007, (iii) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of December 31, 2007, and (iv) one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year (collectively referred to as the “Named Executive Officers”). The following table reflects the respective officers compensation while serving as an employee of the Company during the year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Gregory Weishar (4)	2007	$275,226	$1,200,000	$434,433	$147,512	$640,865	$63,089	$2,761,125
Chief Executive Officer

Michael Culotta (5)	2007	$158,368	$—	$71,242	$85,487	$182,584	$13,094	$510,775
Executive Vice President and Chief Financial Officer

Robert McKay (6)	2007	$95,190	$75,000	$21,774	$26,134	$53,018	$120	$271,236
Senior Vice President of Sales and Marketing

Janice Rutkowski (7)	2007	$108,435	$—	$25,039	$95,089	$86,167	$9,000	$323,730
Senior Vice President and Chief Clinical Officer

Thomas Caneris (8)	2007	$82,698	$20,000	$21,802	$26,165	$47,127	$19,242	$217,034
Senior Vice President, General Counsel and Secretary

Mark McCullough (9)	2007	$96,925	$—	$19,095	$—	$—	$92,297	$208,317
Chief Operating Officer

(1)	These amounts represent the dollar amount recognized for financial reporting in accordance with SFAS 123(R). In each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used in calculating the amounts with respect to fiscal year 2007 are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2008.

(2)	These amounts represent amounts earned under the Company’s short-term incentive plan for the year ended December 31, 2007. Bonuses were prorated to the date that the Named Executive Officers performed services on behalf of the Company.

(3)	The amounts in this column include the Company’s contributions for the respective periods for the benefit of the Named Executive Officers to the Company’s 401(k) Plan, the taxable value of life insurance premiums, severance and other perquisites as follows:

Name and Principal Position	401(k) Matching	Life Insurance Premiums	Perquisites	Severance	Total
Gregory Weishar (10)	$—	$749	$62,340	$—	$63,089
Chief Executive Officer
Michael Culotta (11)	$—	$409	$12,685	$—	$13,094
Executive Vice President and Chief Financial Officer
Robert McKay	$—	$120	$—	$—	$120
Senior Vice President of Sales and Marketing
Janice Rutkowski	$9,000	$—	$—	$—	$9,000
Senior Vice President and Chief Clinical Officer
Thomas Caneris (12)	$—	$90	$19,152	$—	$19,242
Senior Vice President, General Counsel and Secretary
Mark McCullough	$2,250	$47	$—	$90,000	$92,297
Chief Operating Officer

(4)	Mr. Weishar has served as a director and Chief Executive Officer of the Company since the consummation of the Pharmacy Transaction. Mr. Weishar’s base salary is $700,000 under the terms of his employment agreement. The amount reported in the table reflects Mr. Weishar’s salary commencing August 1, 2007. From February 5, 2007 through July 31, 2007, Mr. Weishar was paid $336,540, which is not reported in the above table, through Kindred’s pharmacy business pursuant to his employment agreement which was later assigned to the Company upon the consummation of the Pharmacy Transaction. In addition, Kindred paid Mr. Weishar’s $1.2 million signing bonus, which is reported in the above table, under the terms of the employment agreement. On July 31, 2007, as part of the Pharmacy Transaction, the Company reimbursed Kindred for the pre-Pharmacy Transaction expenses incurred by Kindred, which included the signing bonus and the salary paid by Kindred to Mr. Weishar prior to August 1, 2007.

(5)	Mr. Culotta has served as Executive Vice President and Chief Financial Officer of the Company since the consummation of the Pharmacy Transaction. Mr. Culotta’s base salary is $405,000 under the terms of his employment agreement. The amount of $158,368 reflects Mr. Culotta’s salary beginning August 1, 2007, through December 31, 2007. From May 29, 2007 through July 31, 2007, Mr. Culotta was paid $68,541, which is not reported in the above table, through Kindred’s pharmacy business. On July 31, 2007, as part of the Pharmacy Transaction, the Company reimbursed Kindred for the pre-Pharmacy Transaction expenses incurred by Kindred, which included the salary paid by Kindred to Mr. Culotta prior to August 1, 2007.

(6)	Mr. McKay’s base salary is $250,000 under the terms of his employment agreement. The amount of $95,190 reflects Mr. McKay’s salary from his date of hire of August 1, 2007.

(7)	Ms. Rutkowski has served as Senior Vice President and Chief Clinical Officer of the Company since July 31, 2007. Prior to July 31, 2007 Ms. Rutkowski was employed by PharMerica Long-Term Care. Ms. Rutkowski’s base salary is $255,625 under the terms of her employment agreement. The amount of $108,435 reflects Ms. Rutkowski’s base salary, beginning August 1, 2007 through December 31, 2007.

(8)	Mr. Caneris’ base salary is $250,000 under the terms of his employment agreement. The amount of $82,698 reflects Mr. Caneris’ salary from his date of hire of August 17, 2007.

(9)	Mr. McCullough is no longer with the Company. Mr. McCullough served as Senior Vice President, Chief Operating Officer from July 31, 2007 to September 21, 2007. The amount of $96,925 reflects Mr. McCullough’s salary beginning August 1, 2007, through his date of resignation. In connection with Mr. McCullough’s resignation, Mr. McCullough and the Company entered into a separation of employment agreement and general release on September 21, 2007. Under the separation agreement, Mr. McCullough receives a severance payment of $450,000, to be paid in 15 equal monthly payments beginning on October 1, 2007. For the year ended December 31, 2007, Mr. McCullough received $90,000 under the terms of his separation agreement. Mr. McCullough also received continuing health benefits (COBRA) for him and his family from September 22, 2007 to December 31, 2007.

(10)	Mr. Weishar’s perquisites include $16,000 in country club membership fees and $46,340 for reimbursement of legal expenses and relocation costs (including tax gross-ups) incurred during his transition to his position as Chief Executive Officer of the Company.

(11)	Mr. Culotta’ s perquisites include $12,685 for reimbursement of relocation costs (including tax gross-ups) incurred during his transition to Executive Vice President and Chief Financial Officer of the Company.

(12)	Mr. Caneris’ perquisites include $19,152 for reimbursement of relocation costs incurred during his transition to Senior Vice President, General Counsel and Secretary.

Grants of Plan-Based Awards in 2007

The following table sets forth certain information concerning grants of awards to the named executive officers pursuant to the Company’s Omnibus Incentive Plan in the fiscal year ended December 31, 2007.

Name and Principal Position	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Grant Date		Board or Date of Compensation Committee Action		All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
	Threshold	Target	Maximum
Gregory Weishar	$350,000	$700,000	$875,000
Chief Executive Officer	$—	$—	$—	8/7/2007		—		225,415	—	$—	$3,676,519
	$—	$—	$—	8/7/2007		—		—	300,553	$16.31	$1,755,246

Michael Culotta	$151,875	$303,750	$379,688
Executive Vice President and Chief Financial Officer	$—	$—	$—	8/7/2007		—		32,593	—	$—	$531,592
	$—	$—	$—	8/7/2007		—		—	204,982	$16.31	$1,197,107

Robert McKay	$62,500	$125,000	$156,250
Senior Vice President of Sales and Marketing	$—	$—	$—	8/7/2007		—		9,963	—	$—	$162,497
	$—	$—	$—	8/7/2007		—		—	62,661	$16.31	$365,945

Janice Rutkowski	$102,250	$204,500	$255,625
Senior Vice President and Chief Clinical Officer	$—	$—	$—	8/7/2007		—		9,796	—	$—	$159,773
	$—	$—	$—	8/7/2007		—		—	61,606	$16.31	$359,784
	$—	$—	$—	8/1/2007	(6)	10/25/2006	(6)	3,651	—	$—	$13,217
	$—	$—	$—	8/1/2007	(6)	10/25/2006	(6)	—	24,100	$15.21	$109,971
	$—	$—	$—	8/1/2007	(6)	10/25/2006	(6)	—	31,990	$10.88	$229,050

Thomas Caneris (5)	$62,500	$125,000	$156,250
Senior Vice President, General Counsel and Secretary	$—	$—	$—	8/17/2007		8/7/2007		10,730	—	$—	$174,577
	$—	$—	$—	8/17/2007		8/7/2007		—	67,481	$16.27	$393,129

Mark McCullough	$108,000	$216,000	$270,000
Chief Operating Officer				8/7/2007		—		28,970	—	$—	$472,501
				8/7/2007		—		—	182,198	$16.31	$1,064,047
	$—	$—	$—	8/1/2007	(6)	10/25/2006	(6)	8,517	—	$—	$68,562
	$—	$—	$—	8/1/2007	(6)	10/25/2006	(6)	8,112	—	$—	$92,477
	$—	$—	$—	8/1/2007	(6)	10/25/2006	(6)	1,665	—	$—	$18,948
	$—	$—	$—	8/1/2007	(6)	10/25/2006	(6)	—	13,239	$13.47	$76,224

(1)	The amounts in the table represent the estimated possible payouts of cash awards under the formula-based and individual-based component of the Company’s 2007 short-term incentive program which is tied to financial and with respect to Ms. Rutkowski and Mr. McKay and Mr. Caneris individual performance goals if the Named Executive Officer had been employed with the Company the entire year. The Named Executive Officers did not receive any payments under the Company’s 2007 short-term incentive program for 2007, until March 2008. The actual amount paid to the Named Executive Officers was prorated from their actual start date. The amounts disclosed in the table above reflect the award percentage according to the terms of the employees award agreement. The Company’s 2007 short-term incentive program is more fully described in the “Compensation Discussion and Analysis” section above.

(2)

All stock awards are awards granted in the Company’s common stock, such awards were granted under the Company’s 2007 Omnibus Incentive Plan. Stock awards granted to Mr. Weishar vest in the following amounts on the following dates: 56,353 on 01/01/2008, 56,354 on 12/31/2008, 56,354 on 12/31/2009 and 56,354 on 12/31/2010. Stock awards granted to all other named executive officers vest on the third anniversary of the date of grant. Stock awards authorized in October 2006 are substitute awards to Mr. McCullough and Ms. Rutkowski and kept the same terms, conditions and vesting schedule of the awards granted to them by Kindred and AmerisourceBergen, respectively.

(3)	All option awards are to purchase shares of the Company’s common stock and were granted under the Company’s 2007 Omnibus Incentive Plan. Option awards granted to Mr. Weishar vest in the following amounts on the following dates: 75,138 on 01/01/2008, 75,138 on 12/31/2008, 75,138 on 12/31/2009 and 75,139 on 12/31/2010. Option awards granted in August 2007 to all other named executive officers vest annually on the anniversary of the date of grant in increments of twenty-five percent each year. Option awards authorized in October 2006 are substitute awards to Mr. McCullough and Ms. Rutkowski and kept the same terms, conditions and vesting schedule of the awards granted to them by Kindred and AmerisourceBergen, respectfully.

(4)	Represents the grant date fair value computed in accordance with FAS 123(R).

(5)	The Compensation Committee approved equity grants to Mr. Caneris on August 7, 2007 to be issued to Mr. Caneris upon commencement of employment. Mr. Caneris commenced employment with the Company on August 17, 2007.

(6)	Grants represent substitute awards as a result of the Pharmacy Transaction and such awards keep the same terms and conditions granted to them by Kindred or AmerisourceBergen as applicable. The substitute awards were approved by the Board as part of its approval of the Pharmacy Transaction.

(7)	The then existing board of the Company approved the grant of substitute awards, upon consummation of the Pharmacy Transaction, in conjunction with its approval of the Pharmacy Transaction on October 25, 2006.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During 2007, all of our Named Executive Officers were employed pursuant to employment agreements with the Company. Additional provisions of the employment agreements are set forth in the Compensation Discussion and Analysis.

Employment Agreement with Mr. Weishar

Mr. Gregory Weishar, our Chief Executive Officer, entered into his employment agreement on January 14, 2007. On November 13, 2007, we entered into an amendment to the employment agreement. The term of the agreement ends on December 31, 2009, at which time, the agreement automatically renews for additional one-year periods, unless either Mr. Weishar or the Company give notice of non-renewal to the other at least four months prior to the expiration of the relevant period. The employment agreement provides that Mr. Weishar receives a minimum base salary of $700,000 and is eligible to receive a performance-based annual cash bonus with a target payment equal to 100% of his annual base salary and a maximum bonus of 125% of his base salary for 2007 to the extent that the quantitative performance objectives established annually by the Board or the Compensation Committee are met. Mr. Weishar received a special one-time cash signing bonus of $1.2 million.

In addition to the above, Mr. Weishar is entitled to receive two special integration bonuses with respect to the performance of the Company (1) if the Company achieves a $30 million synergy target during Mr. Weishar’s employment on or before January 31, 2009, as determined by the Board or the Compensation Committee in its reasonable discretion, Mr. Weishar will receive a one-time cash bonus of $500,000 and (2) if the Company achieves a synergy target of $45 million or more during Mr. Weishar’s employment term and at or before July 31, 2010, as determined by the Board or the Compensation Committee in its reasonable discretion, Mr. Weishar will receive an additional bonus of $500,000.

We also granted to Mr. Weishar, on the fifth trading day following consummation of the Pharmacy Transaction, a non-qualified stock option to purchase shares of the Company’s common stock representing 1.0% of the total number of shares of common stock outstanding immediately after the closing of the Pharmacy Transaction at a price equal to the closing price per share on the grant date. As a result, Mr. Weishar was granted options to purchase 300,553 shares of common stock with an exercise price of $16.31 per share. The options have or will vest in four equal installments on each of January 1, 2008, December 31, 2008, December 31, 2009

and December 31, 2010. We also granted to Mr. Weishar, on the closing date of the Pharmacy Transaction, a number of restricted shares of common stock representing 0.75% of the total fair market value, based on the closing price of our common stock on such date, of the common stock then outstanding. As a result, Mr. Weishar was granted 225,415 shares. The restricted stock vests in four equal installments, on each of January 1, 2008, December 31, 2008, December 31, 2009 and December 31, 2010.

The type of compensation due Mr. Weishar in the event of the termination of his employment agreement with the Company varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If we terminate Mr. Weishar’s employment without Cause or he terminates his employment with Good Reason (as such terms are defined below), he will be entitled to receive:

•

a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) a pro rata bonus for the calendar year of termination equal to his then current annualized base salary pro rated through the date of termination, (iii) any expense reimbursement payments then due, and (iv) an amount in respect of any earned but unused vacation days through the date of termination (with the value of unused vacation days being equal to his then annual base salary divided by 250); and

•	an amount equal to three times the sum of his then annual base salary and target bonus payment for the calendar year in which termination occurs.

In addition to the foregoing cash payments:

•

Mr. Weishar will be entitled to receive continued coverage under the Company’s welfare benefit plans during the two-year period following termination (or the cash value of such coverage, determined on a net after-tax basis) and COBRA health care continuation coverage commencing at the end of such two-year period;

•

each compensatory stock option, including the initial awards referred to above, he has received shall (to the extent that they would have become vested or exercisable on or before the third anniversary of the termination date) be fully vested and shall remain fully exercisable until the earliest of a change in control, the second anniversary of the termination date and the expiration of its maximum stated term;

•

each compensatory restricted stock award, including the initial award described above, he has received shall become fully vested as of the termination date, to the extent that it would have become vested on or before the third anniversary of the termination date and all contractual restrictions on such award shall lapse as of the termination date; and

•

any other equity-based award he shall have received shall also become fully vested, and shall become non-forfeitable, as of the termination date, to the extent that it would have become vested on or before the third anniversary of the termination date.

“Cause” is defined as the conviction of, or plea of guilty or nolo contendere to, a felony; the commission of intentional acts of gross misconduct (including, without limitation, theft, fraud, embezzlement or dishonesty) that significantly impair the business of the Company or cause significant damage to its property, reputation or business; willful refusal to perform, or willful failure to use good faith efforts to perform, material duties that remains uncured for 14 days following written request from the Board for cure; willful and material breach of any material provision of the Company’s code of ethics, or of any other material policy governing the conduct of its employees generally, that remains uncured for 14 days following written request from the Board for cure; or willful and material breach of the employment agreement that remains uncured for 14 days following written request from the Board for cure.

“Good Reason” is defined as any material diminution in Mr. Weishar’s authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to the chief executive officer of a Company of the size and nature of the Company (other than a failure to be re-elected to the Board following nomination for election); any change in the reporting structure such that he reports to someone other than the Board; any relocation of the Company’s principal office, or of his principal place of employment to a location more than 35 miles from Louisville, Kentucky; any material breach by the Company, or any of its affiliates, of any material obligation to Mr. Weishar; or any failure of the Company to obtain the assumption in writing of its obligations to perform the employment agreement by any successor to all or substantially all of the business and assets of the Company within 15 days after any merger, consolidation, sale or similar transaction; in each case that either has not been consented to by Mr. Weishar or is not fully cured within 30 days after written notice to the Company requesting cure.

Termination for Death or Disability—If Mr. Weishar’s employment is terminated due to his death or disability (defined as his inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this agreement for 180 days out of any 270 consecutive days), he (or his successors-in-interest) shall receive a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) a pro rata bonus for the calendar year of termination equal to his then current annualized base salary pro rated through the date of termination, (iii) any expense reimbursement/payments then due, and (iv) an amount in respect of any earned but unused vacation days through the date of termination (with the value of unused vacation days being equal to his then annual base salary divided by 250).

In addition to the foregoing cash payment:

•

Mr. Weishar will be entitled to receive continued coverage under the Company’s welfare benefit plans during the one-year period following termination (or the cash value of such coverage, determined on a net after-tax basis) and COBRA health care continuation coverage commencing at the end of such one-year period;

•

each compensatory stock option, including the initial awards referred to above, he has received shall (to the extent that they would have become vested or exercisable on or before the first anniversary of the termination date) be fully vested and shall remain fully exercisable until the earliest of a change in control, the first anniversary of the termination date and the expiration of its maximum stated term;

•

each compensatory restricted stock award, including the initial award described above, he has received shall become fully vested as of the termination date, to the extent that it would have become vested on or before the first anniversary of the termination date and all contractual restrictions on such award shall lapse as of the termination date; and

•

any other equity-based award he shall have received shall also become fully vested, and shall become non-forfeitable, as of the termination date, to the extent that it would have become vested on or before the first anniversary of the termination date.

Termination Due to Non-Renewal of Employment Agreement or Other Terminations—If Mr. Weishar’s employment is terminated because of the expiration of its term due to notice of non-renewal or for any other reason (including voluntary resignation), he will be entitled to receive a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) any expense reimbursement payments then due, and (iii) an amount in respect of any earned but unused vacation days through the date of termination (with the value of unused vacation days being equal to his then annual base salary divided by 250).

In addition to the foregoing cash payment, in the case Mr. Weishar’s employment is terminated because of the expiration of its term due to notice of non-renewal:

•

each compensatory stock option, including the initial awards referred to above, he has received shall (to the extent that they would have become vested or exercisable on or before (i) the second anniversary of the termination date, in the case of notice of non-renewal by the Company, or (ii) the first anniversary of the termination date, in the case of non-renewal by Mr. Weishar), be fully vested and shall remain fully exercisable until the earliest of a change in control, the second anniversary of the termination date, in the case of notice of non-renewal by the Company, or first anniversary of the termination date, in the case of notice of non-renewal by Mr. Weishar, and the expiration of its maximum stated term;

•

each compensatory restricted stock award, including the initial award described above, he has received shall become fully vested as of the termination date, to the extent that it would have become vested on or before (i) the second anniversary of the termination date, in the case of notice of non-renewal by the Company, or (ii) the first anniversary of the termination date, in the case of non-renewal by Mr. Weishar, and all contractual restrictions on such award shall lapse as of the termination date; and

•

any other equity-based award he shall have received shall also become fully vested, and shall become non-forfeitable, as of the termination date, to the extent that it would have become vested on or before (i) the second anniversary of the termination date, in the case of notice of non-renewal by the Company, or (ii) the first anniversary of the termination date, in the case of non-renewal by Mr. Weishar.

Change in Control—In the event of a change in control of the Company, Mr. Weishar is not entitled to any cash compensation, except to the extent that the employment agreement is terminated under any of the circumstances described above. In addition,

•	each compensatory stock option, including the initial awards referred to above, he has received shall become fully vested, and exercisable, on or before such change in control;

•

each compensatory restricted stock award, including the initial award described above, he has received shall become fully vested as of the date of the change in control and all contractual restrictions on such award shall lapse as of such date; and

•	any other equity-based award he shall have received shall also become fully vested, and shall become non-forfeitable, as of the date of the change in control.

Change in control means:

•	a majority of our directors being replaced under certain circumstances;

•

any “person,” as such terms is used on Mr. Weishar’s start date in Section 13(d) of the Securities Exchange Act of 1934, is or becomes a “beneficial owner,” of a percentage of the voting stock of the Company that is 40% larger than the percentage (if any) of the voting stock of the Company, thus measured, that such “person” beneficially owned upon the closing of the Pharmacy Transaction;

•

the Company combines with another entity and is the surviving entity, or all or substantially all of the assets or business of the Company, is disposed of pursuant to a sale, merger, consolidation or liquidation, unless the holders of the Company’s common stock, immediately prior to such transaction own, directly or indirectly, more than two-thirds of the common stock of: (1) in the case of a combination in which the Company is the surviving entity, the surviving entity and (2) in any other case, the entity, if any, that succeeds to all or substantially all of the business and assets of the Company.

Tax Gross-Up Payments—In the event that any payment or benefit made or provided to Mr. Weishar under the employment agreement is determined to constitute a parachute payment, as such term is defined in section 280G(b)(2) of the Code, the Company shall pay to Mr. Weishar, prior to the time any excise tax imposed by section 4999 of the Code is payable with respect to such payment or benefit, an additional amount which, after the imposition of all income and excise taxes thereon (and assuming all federal, state and other income taxes are imposed at the highest marginal rate), is equal to the excise tax on such payment or benefit. The determination of whether any payment or benefit constitutes a parachute payment and, if so, the amount to be paid to Mr. Weishar and the time of payment shall be made by a nationally-recognized independent accounting firm selected and paid for by the Company.

Mr. Weishar also agreed to certain confidentiality, non-competition and non-solicitation provisions in his employment agreement.

Employment Agreement with Janice Rutkowski

On July 11, 2007, we entered into an employment agreement with Ms. Rutkowski, which became effective on August 1, 2007, the first day of business operations of the Company. The term of the agreement ends August 15, 2008.

Pursuant to the terms of the employment agreement, Ms. Rutkowski receives a minimum base salary of $255,625, which is reviewed annually by our Chief Executive Officer. She is eligible to (i) participate in any short-term and long-term incentive programs established or maintained by the Company for senior level executives generally, (ii) participate in all incentive, savings and retirement plans and programs of the Company to at least the same extent as other senior executives of the Company, (iii) participate in all welfare benefit plans and programs provided by the Company to at least the same extent as other senior executives of the Company, and (iv) four weeks of paid vacation per calendar year.

The type of compensation due to Ms. Rutkowski varies depending on the nature of the termination.

Termination without Cause, Resignation for Good Reason or Termination at the expiration of the Term—”Cause” and “Good Reason” are defined substantially in the same manner as they are defined below under “Employment Agreements with Other Named Executive Officers”. If we terminate her employment without Cause or she terminates her employment with Good Reason, or her agreement terminates at the expiration of the term, she will be entitled to receive:

•

Payments equal to (i) continued payment through August 15, 2008 of her base salary through the date of termination that has not yet been paid, (ii) continued payment for twenty-four (24) months after August 15, 2008 of her base salary, and (iii) a management incentive bonus in an amount not to exceed eighty percent (80%) of her base salary based on the achievement of individual performance objectives;

•	Any accrued but unpaid vacation pay and any other unpaid items that have accrued and to which she was executive officer has become entitled as of the date of termination ; and

•	Any options which would have vested as of August 15, 2008.

In addition to the foregoing cash payments:

•

For the twenty-four (24) month period following August 15, 2008, Ms. Rutkowski will be entitled to receive a waiver of the applicable premium otherwise payable for COBRA continuation coverage for herself, her spouse and eligible dependents, for health, prescription, dental and vision benefits; provided that to the extent COBRA continuation coverage eligibility expires before the end of such period, she will receive payment, on an after-tax basis, of an amount equal to such premium. The Company’s obligations to provide such benefits will cease upon the date of commencement of eligibility of the executive officer under the group health plan of any other employer or the date of commencement of eligibility of the executive for Medicare benefits;

•	She will be entitled to receive executive level outplacement assistance under any outplacement assistance program of the Company then in effect; and

•	Each outstanding option, restricted stock or other equity award held by her shall become vested to the extent provided for under the terms governing such equity incentive award.

The Company’s obligation to provide any of the payments described above, to the extent not accrued as of the date of termination, will be conditioned upon the receipt from her of a valid release of claims against the

Company. In addition, to the extent any of the foregoing payments, compensation or other benefits is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the executive officer is a specified employee for purposes of Section 409A, such payment, compensation or other benefit will not be paid or provided to her prior to the day that is six (6) months plus one (1) day after the date of termination.

Termination for Death and Disability and Change in Control—Please see the change of control discussion below under “Employment Agreements with other Named Executive Officers”.

Employment Agreements with other Named Executive Officers

On July 11, 2007, we entered into employment agreements with Mr. Culotta and Mr. McCullough, each of which became effective on August 1, 2007, the first day of business operations of the Company. On July 31, 2007 we entered into an employment agreement with Mr. McKay and on August 7, 2007 we entered into an employment agreement with Mr. Caneris (Mr. Culotta, Mr. McKay and Mr. Caneris are collectively referred to in this section as the “Executive Officers”). Each of the agreements provides for an indefinite term of employment, subject to certain terminations of employment described in more detail below (the “Employment Period”). Mr. McCullough’s employment with the company was terminated on September 21, 2007. The disclosure therefore relates to provisions contained in Mr. McCullough’s employment agreement, which is now terminated.

Pursuant to the terms of the employment agreements Mr. Culotta, Mr. McCullough, Mr. McKay and Mr. Caneris receive a minimum base salary of $405,000, $360,000, $250,000 and $250,000 respectively, which is reviewed annually by our Compensation Committee and/or our Chief Executive Officer. During the Employment Period, each of the Executive Officers are eligible to (i) participate in any short-term and long-term incentive programs established or maintained by the Company for senior level executives generally, (ii) participate in all incentive, savings and retirement plans and programs of the Company to at least the same extent as other senior executives of the Company, (iii) participate, along with their dependents, in all welfare benefit plans and programs provided by the Company to at least the same extent as other senior executives of the Company, and (iv) four weeks of paid vacation per calendar year.

The type of compensation due to each of the Executive Officers in the event of the termination of his Employment Period varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If, during the Employment Period, we terminate an Executive Officer’s employment without Cause or he terminates his employment with Good Reason (as such terms are defined below), such Executive Officer will be entitled to receive:

•

A lump-sum cash payment equal to (i) the Executive Officer’s base salary through the date of termination that has not yet been paid, (ii) a pro rata bonus for the calendar year of termination, to be determined using the Executive Officer’s 100% target bonus, (iii) any accrued but unpaid vacation pay, and (iv) any other unpaid items that have accrued and to which the Executive Officer has become entitled as of the date of termination (collectively referred to herein as the “Accrued Obligations”); and

•

(i) Continued payment for 18 months of the Executive Officer’s then current base salary and (ii) a bonus equal to the average of the annual bonuses earned by the Executive Officer over the three complete years prior to the date of termination (or, if less than three years, the average bonus earned during such shorter period).

In addition to the foregoing cash payments:

•

For the 18 month period following the date of termination, each Executive Officer will be entitled to receive a waiver of the applicable premium otherwise payable for COBRA continuation coverage for the Executive Officer, his spouse and eligible dependents, for health, prescription, dental and vision benefits; provided that to the extent COBRA continuation coverage eligibility expires before the end of such period, the Executive Officer will receive payment, on an after-tax basis, of an amount equal to such premium. The Company’s obligations to provide such benefits will cease upon the date of commencement of eligibility of the Executive Officer under the group health plan of any other employer or the date of commencement of eligibility of the Executive Officer for Medicare benefits;

•	Each Executive Officer will be entitled to receive executive level outplacement assistance under any outplacement assistance program of the Company then in effect; and

•	Each outstanding option, restricted stock or other equity award held by the Executive Officer shall become vested to the extent provided for under the terms governing such equity incentive award.

The Company’s obligation to provide any of the payments described above, to the extent not accrued as of the date of termination, will be conditioned upon the receipt from the Executive Officer of a valid release of claims against the Company. In addition, to the extent any of the foregoing payments, compensation or other benefits is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Executive Officer is a specified employee for purposes of Section 409A, such payment, compensation or other benefit will not be paid or provided to the Executive Officer prior to the day that is six (6) months plus one (1) day after the date of termination.

“Cause” is generally defined in each of the employment agreements as the Executive Officer’s (i) continued failure to substantially perform his duties over a period of not less than 30 days after a demand for substantial performance is delivered by our Board or Chief Executive Officer, (ii) willful misconduct materially and demonstrably injurious to the Company, (iii) commission of or indictment for a misdemeanor which, as determined in good faith by our Board, constitutes a crime of moral turpitude and gives rise to material harm to the Company, (iv) commission of or indictment for a felony, or (v) material breach of his obligations under the employment agreement.

“Good Reason” is generally defined in each of the employment agreements as (i) any reduction in the Executive Officer’s base salary, incentive bonus opportunity or long-term incentive opportunity, other than reductions applicable to all members of senior management or (ii) material failure by the Company to comply with certain provisions of the employment agreement relating to the Executive Officer’s position and duties and compensation, other than an isolated, insubstantial or inadvertent failure that is not taken in bad faith and is cured by the Company within 30 days of receipt of written notice thereof from the Executive Officer. In general, the Company will have 20 days to cure any conduct that gives rise to Good Reason.

Termination for Death or Disability—If an Executive Officer’s employment is terminated due to his or her death or disability (defined as a condition entitling the Executive Officer to benefits under the Company’s long-term disability plan), the Company shall pay to the Executive Officer (his or her estate), the Accrued Obligations. In addition, each outstanding option, restricted stock or other equity award held by the Executive Officer shall become vested.

Termination for Cause or Resignation other than for Good Reason—If an Executive Officer’s employment is terminated by us for Cause or by the Executive Officer for other than Good Reason, the Company shall pay to the Executive Officer the Executive Officer’s base salary through the date of termination that has not been paid and the amount of any declared but unpaid bonuses, accrued but unpaid vacation pay and unreimbursed employee business expenses.

Change in Control—The employment agreements of Mr. Culotta, Ms. Rutkowski, Mr. McKay and Mr. Caneris have change in control provisions that formalize their severance benefits if they are terminated under the circumstances discussed below after a change in control of the Company. The employment agreements do not entitle these officers to any additional payments or benefits solely upon the occurrence of a change in control. However, if, within one year following a change in control, their employment is terminated (i) by the Company or the officer following the occurrence of (A) a reduction in the officer’s base salary other than a reduction that is based on the Company’s financial performance or a reduction similar to the reduction made to the salaries provided to all or most other senior executives of the Company, (B) a significant change in the officer’s responsibilities and/or duties which constitute a demotion, (C) a material loss of title or office, or (D) a relocation of the officer’s principal place of employment of more than 50 miles, or (ii) by the Company without Cause, the officer will be entitled to the same payments and benefits he or she would have received upon a termination without Cause or resignation for Good Reason, as described above. In addition, subject to the officer’s execution of a written release of claims against the Company, the officer will become vested in any outstanding options, restricted stock, or other equity incentive awards outstanding as of the date of such termination.

Change in Control means:

•	any “person”, as defined in the Securities Exchange Act of 1934, as amended, acquiring 40% or more of our common stock;

•	a majority of our directors being replaced under certain circumstances;

•

a merger or consolidation of the Company with any other Company (other than a merger or consolidation where the outstanding voting securities of the Company immediately prior to such an event continue to represent more than 40% of the combined voting power after such event or a merger or consolidation); and

•	approval by our stockholders to liquidate or dissolve the Company or to sell all or substantially all of the Company’s assets in certain circumstances.

In the event that any payments made and/or benefits provided to the officer in connection with a change in control pursuant to the employment agreement or any other agreement, plan or arrangement (the “Change in Control Payments”) are determined to constitute a parachute payment (as such term is defined in Section 280G(b)(2) of the Code) and exceed the amount which can be deducted by us under Section 280G of the Code by (i) less than 10% of the aggregate value of the Change in Control Payment, then the Change in Control Payment shall be reduced to the maximum amount which can be deducted by us or (ii) more than 10% of the aggregate value of the Change in Control Payment, then we shall pay to the Executive Officer an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the excise tax imposed under Section 4999 of the Code on the Change in Control Payment. The determination of whether any payment or benefit constitutes a parachute payment and, if so, the amount to be paid to the officer and the time of payment shall be made by a nationally-recognized independent accounting firm selected and paid for by us.

Each of Mr. Culotta, Ms. Rutkowski, Mr. McKay and Mr. Caneris has also agreed to certain confidentiality, non-competition and non-solicitation provisions in their respective employment agreements.

2007 Short-Term Incentive Plan

Pursuant to the Company’s 2007 short-term incentive program, our Named Executive Officers have the opportunity to earn annual cash incentives for meeting annual performance goals. In 2007, the incentives were based upon the Company achieving adjusted EBITDA goals. For 2007, achievement of $70 million in adjusted EBITDA resulted in payment of target bonuses. Adjusted EBITDA goals for threshold and maximum bonuses were $63 and $84 million, respectively.

Target bonus opportunities are expressed as a percentage of base salary and vary among our Named Executive Officers. Pursuant to the terms of his employment agreement, Mr. Weishar’s target annual bonus is equal to 100% of his base salary. In fiscal year 2007, Mr. Culotta, Mr. McCullough, Ms. Rutkowski, Mr. McKay and Mr. Caneris were eligible for annual target bonus opportunities (represented as a percentage of base salary) of 75%, 60%, 80%, 50% and 50% respectively. For fiscal year 2007, all bonuses were prorated to the date the Named Executive Officer performed services on behalf of the Company.

As part of the formation of the Company, Messrs. Weishar’s and Culotta’s annual incentives were based entirely on achieving the adjusted EBITDA target. For the other Named Executive Officers, annual incentives were based 75% on achieving the adjusted EBITDA target and 25% on individual performance. In 2007, actual bonus awards for our named executive officers were set to range from 0% to 125% of the target award, depending upon performance relative to the predetermined adjusted EBITDA goals. The Company achieved adjusted EBITDA of $71.1 and the individual performance component for each Ms. Rutkowski and Messrs. McKay and Caneris was funded at 100% of target. All bonuses to our Named Executive Officers (other than Mr. McCullough who did not receive a bonus due to his termination) were paid at 102% of target in March 2008. No discretion was used in funding the bonus pool or in allocating the bonus pool.

The Company’s Long-Term Incentive Founders’ Grants and Initial Grant for Mr. Weishar

In fiscal year 2007, we granted founders’ grant of stock options and restricted shares to our named executive officers, except for Mr. Weishar. The award value was granted 75% in stock options and 25% in restricted shares. Messrs. Culotta, McCullough, Rutkowski, McKay and Caneris received a founders’ grant with respect to fiscal year 2007 with a grant date value expressed as a percent of base salary of 525%, 525%, 250%, 260%, and 280% respectively. Mr. McCullough’s stock options and restricted shares were subsequently forfeited as a result of his termination.

Mr. Weishar was not awarded a founder’s grant because he had been provided an equity grant pursuant to his employment agreement. Under the agreement, we granted to Mr. Weishar, on the fifth trading day following consummation of the Pharmacy Transaction, a non-qualified stock option to purchase shares of the Company’s common stock representing 1.0% of the total number of shares of common stock outstanding and a number of restricted shares of common stock representing 0.75% of the total fair market value, based on the closing price of our common stock on such date, of the common stock then outstanding.

Outstanding Equity Awards at December 31, 2007

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2007. None of the Named Executive Officers exercised options to purchase shares of the Company’s common stock in the fiscal year ended December 31, 2007.

Name and Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
	Exercisable	Unexercisable (1)
Gregory Weishar	—	300,553	—	$16.31	8/7/2014	(2)	225,415	(7)		$3,128,760
Chief Executive Officer

Michael Culotta	—	204,982	—	$16.31	8/7/2014	(3)	32,593	(8)		$452,391
Executive Vice President and Chief Financial Officer

Robert McKay	—	62,661	—	$16.31	8/7/2014	(3)	9,963	(8)		$138,286
Senior Vice President of Sales and Marketing

Janice Rutkowski	—	61,606	—	$16.31	8/7/2014	(3)	9,796	(8)		$135,968
Senior Vice President and Chief Clinical Officer	— —	31,990 24,100	— —	$10.88 $15.21	3/3/2015 2/8/2016	(4) (5)	— 3,651	(9)	$	— 50,676

Thomas Caneris	—	67,481	—	$16.27	8/17/2014	(6)	10,730	(10)		$148,932
Senior Vice President, General Counsel and Secretary

Mark McCullough	—	—	—	—	—		—			—
Chief Operating Officer

(1)	All options are to purchase shares of the Company’s common stock.

(2)	The unvested options held by Mr. Weishar will vest in the following amounts on the following dates: 75,138 on 01/01/2008; 75,138 on 12/31/2008; 75,138 on 12/31/2009; and 75,139 on 12/31/2010.

(3)	The unvested options held by the Named Executives Officers will vest as follows:

Vesting Date	Mr. Culotta	Mr. McKay	Ms. Rutkowski
8/7/2008	51,245	15,665	15,401
8/7/2009	51,245	15,665	15,401
8/7/2010	51,246	15,665	15,402
8/7/2011	51,246	15,666	15,402

(4)	The unvested options held by Mrs. Rutkowski will vest in the following amounts on the following dates: 15,995 on 3/3/2008 and 15,995 on 3/3/2009.

(5)	The unvested options held by Mrs. Rutkowski will vest in the following amounts on the following dates: 8,034 on 2/8/2008; 8,032 on 2/8/2009; and 8,034 on 2/8/2010.

(6)	The unvested options held by Mr. Caneris will vest in the following amounts on the following dates: 16,870 on 8/17/2008, 16,870 on 8/17/2009; 16,870 on 8/17/2010; and 16,871 on 8/17/2011.

(7)	The unvested shares of stock held by Mr. Weishar will vest in the following amounts on the following dates: 56,353 on 01/01/2008; 56,354 on 12/31/2008; 56,354 on 12/31/2009; and 56,354 on 12/31/2010.

(8)	The unvested shares of stock held by Mr. Culotta, Mr. McKay and Ms. Rutkowski as of December 31, 2007 will vest on August 7, 2010.

(9)	The unvested shares of stock held by Ms. Rutkowski will vest on February 8, 2009.

(10)	The unvested shares of stock held by Mr. Caneris will vest on August 17, 2010.

Option Exercises and Stock Vested in 2007

The following table sets forth information regarding each exercise of stock options and all vesting of stock during the year ended December 31, 2007:

Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gregory Weishar	—	—
Chief Executive Officer

Michael Culotta	—	—
Executive Vice President and Chief Financial Officer

Robert McKay	—	—
Senior Vice President of Sales and Marketing

Janice Rutkowski	—	—
Senior Vice President and Chief Clinical Officer

Thomas Caneris	—	—
Senior Vice President, General Counsel and Secretary

Mark McCullough	2,704	$40,830	(1)
Chief Operating Officer

(1)	Mr. McCullough’s value realized upon vesting was calculated by multiplying the number of restricted shares vested by $15.10, the stock price on August 10, 2007, the date of vesting.

Potential Payments upon Termination or Change-in-Control

The Employment Agreements of the Named Executive Officers require the Company to provide compensation to our Named Executive Officers in the event of a termination of employment or a change in control of the Company. The employment agreements we entered into with our Named Executive Officers define “cause”, “good reason” and “change in control” for purposes of determining payments upon termination of employment or a change in control of the Company. Please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for the definitions of these terms and additional details on the severance and change-in-control provisions that affect our Named Executive Officers.

The estimated payments and benefits that would be provided to each Named Executive Officer as a result of a termination (i) without cause or good reason, (ii) with cause or without good reason, (iii) upon a change in control, or (iv) upon death or disability are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2007 and the individual was employed for the full year of fiscal 2007.

	Termination without Cause or Resignation for Good Reason	For Cause or Resignation other than for Good Reason	Upon Change in Control (1)	Termination for Death or Disability	Termination Due to Non- Renewal of Employment Agreement
Gregory S. Weishar
Base Salary	$—	$—	$—	$—	$—
Bonus	700,000	—	700,000	700,000	—
Severance Payment	4,200,000	—	4,200,000	—	—
Value of Accelerated Restricted Stock	3,128,760	—	3,128,760	3,128,760	3,128,760
Value of Benefits Continuation	27,777	—	27,777	27,777	—

Total Payment Upon Termination	$8,056,537	$—	$8,056,537	$3,856,537	$3,128,760

Michael J. Culotta
Base Salary	$607,527	$—	$607,527	$—	$—
Bonus	607,527	—	607,527	303,750	—
Value of Accelerated Restricted Stock	452,391	—	452,391	452,391	—
Value of Benefits Continuation	19,033	—	19,033	—	—
Outplacement Assistance	6,000	—	6,000	—	—

Total Payment Upon Termination	$1,692,478	$—	$1,692,478	$756,141	$—

Robert A. McKay
Base Salary	$375,000	$—	$375,000	$—	$—
Bonus	250,000	—	250,000	125,000	—
Value of Accelerated Restricted Stock	138,286	—	138,286	138,286	—
Value of Benefits Continuation	19,033	—	19,033	—	—
Outplacement Assistance	6,000	—	6,000	—	—

Total Payment Upon Termination	$788,319	$—	$788,319	$263,286	$—

Janice D. Rutkowski
Base Salary	$670,228	$—	$670,228	$—	$670,228
Bonus	409,000	—	409,000	409,000	409,000
Value of Accelerated Stock Options	96,107	—	96,107	96,107	96,107
Value of Accelerated Restricted Stock	186,644	—	186,644	186,644	186,644
Value of Benefits Continuation	23,516	—	23,516	—	23,516
Outplacement Assistance	6,000	—	6,000	—	6,000

Total Payment Upon Termination	$1,391,495	$—	$1,391,495	$691,751	$1,391,495

Thomas A. Caneris
Base Salary	$375,000	$—	$375,000	$—	$—
Bonus	250,000	—	250,000	125,000	—
Value of Accelerated Restricted Stock	148,932	—	148,932	148,932	—
Value of Benefits Continuation	20,833	—	20,833	—	—
Outplacement Assistance	6,000	—	6,000	—	—

Total Payment Upon Termination	$800,765	$—	$800,765	$273,932	$—

(1)	For all Named Executive Officers assumes that the Named Executive Officer was terminated on December 31, 2007 without Cause following a change in control. The change in control provisions set forth in the Employment Agreements are described more fully in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policy

The Audit Committee reviews and approves in advance all related-party transactions and addresses any proposed conflicts of interest and any other transactions for which independent review is necessary or desirable to achieve the highest standards of corporate governance.

Certain Relationships and Related Transactions

Three of our directors are officers and directors of our former parent companies.

Paul J. Diaz continues to serve as President, Chief Executive Officer and a member of the board of directors of Kindred. Edward L. Kuntz continues to serve as Executive Chairman of the board of directors of Kindred. The Company provides institutional pharmacy and management services to Kindred nursing centers and hospitals, and these nursing centers and hospitals are in the aggregate significant customers of the Company. Additionally, at the consummation of the Pharmacy Transaction, the Company entered into an Information Technology Services Agreement with Kindred Healthcare Operating, Inc. (“KHOI”), a wholly owned subsidiary of Kindred (the “IT Services Agreement”). Pursuant to the IT Services Agreement, KHOI is the Company’s exclusive provider of certain information services and support related to information technology infrastructure and financial systems for a period of five years. The services provided by KHOI include business services necessary to operate, manage and support certain financial applications the Company uses, including enabling and/or supporting technology infrastructure and technology procurement services to support certain business functions. The Company incurred approximately $7.3 million to Kindred under the terms of the IT Services Agreement for the year ended December 31, 2007. Also, at same time, the Company entered into a Transition Services Agreement with Kindred (the “Kindred TSA”). Pursuant to the Kindred TSA, Kindred provides the Company with certain corporate administrative services, such as payroll and employee benefit administration, human resources, risk management, treasury, tax, accounting and financial reporting services, for a period of up to twelve months following the closing of the Pharmacy Transaction. Kindred provides such services at its cost, which are the actual costs and expenses incurred by Kindred in providing these services, including overhead costs and per hour costs of the Kindred providing the services. The Company incurred approximately $0.8 million under the terms of the Kindred TSA for the year ended December 31, 2007. For the year ended December 31, 2007, the Company recognized revenues from Kindred in the amount of $153.1 million.

David Yost continues to serve as President and Chief Executive Officer and a member of the board of directors of AmerisourceBergen. At the consummation of the Pharmacy Transaction, the Company entered into a Prime Vendor Agreement with ABDC, a wholly owned subsidiary of AmerisourceBergen. Pursuant to this agreement, the Company has agreed to purchase at least 95% of the Company’s prescription pharmaceutical drugs from ABDC and to participate in its generic formulary purchase program for a period of five years following the closing date of the Pharmacy Transaction. In addition, ABDC will support the distribution of pharmaceuticals that the Company purchases directly from manufacturers and provide inventory management support and packaging services. For the year ended December 31, 2007, the Company purchased a total of $533.5 million under the terms of the Prime Vendor Agreement.

Messrs. Diaz, Yost and Kuntz have delivered to the Company letters announcing their resignation from the Company’s Board of Directors effective as of the date of the Company’s 2008 annual meeting of stockholders. Messrs. Diaz, Yost and Kuntz submitted their resignations in accordance with the terms of the formation of the Company and not because of any disagreement with the Company.

PROPOSAL 2

RATIFICATION OF AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLC, or PWC, to continue to serve as our independent registered public accountants for the 2008 fiscal year. PWC served as our independent registered public accountants in 2007. A representative of PWC is expected to attend the annual meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from our stockholders. For additional information regarding our relationship with PWC, please see the “Audit Committee Report” below.

Although it is not required to submit this proposal to the stockholders for approval, the Board believes it is desirable that an expression of stockholder opinion be solicited and presents the selection of the independent registered public accounting firm to the stockholders for ratification. Even if the selection of PWC is ratified by the stockholders, the Audit Committee in its discretion could decide to terminate the engagement of PWC and engage another firm if the committee determines that this is necessary or desirable.

Independent Auditor’s Fees

In connection with the audit of the 2007 financial statements, the Company entered into an engagement with PWC which set forth the terms by which PWC has performed audit services to the Company.

The aggregate fees billed by PWC for professional services for 2007 were as follows:

Description of Fees	2007 (4)
Audit Fees (1)	$1,060,684
Audit-Related Fees (2)	570,276
Tax Fees	—
All Other Fees (3)	1,500

Total	$1,632,460

(1)	Annual audit fees include fees for the audit of our annual financial statements, the review of our financial information included in our Form 10-Q filings, and services performed in connection with the acquisition of PharMerica Long-Term Care on July 31, 2007.

(2)	Fees for audit-related services were principally related to due-diligence associated with the acquisition of PharMerica Long-Term Care on July 31, 2007.

(3)	All other fees were related to rights of the Company to utilize a research tool offered by PWC.

(4)	The Company did not incur any accounting fees in 2006. Audit fees, Audit-Related Fees, Tax Fees and All Other Fees incurred as part of the carve-out audit of Kindred’s pharmacy business were paid by Kindred.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee’s charter provides that the Audit Committee will review, and approve in advance, in its sole discretion, all auditing services, internal control related services and permitted non-audit services, including fees and terms, to be performed for the Company by the independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Securities and Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate to sub-committees of one or more members of the Audit Committee its authority to pre-approve audit and permitted non-audit services, including internal control related services, provided that any such sub-committee pre-approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. All of the services and fees occurring after the closing of the Pharmacy Transaction were approved by the Audit Committee.

Recommendation of Our Board of Directors

Our board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Meeting is required to approve the ratification of the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting process of the Company on behalf of the Board. Management is responsible for the Company’s financial reporting process including its system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee the accounting and financial reporting processes of the Company, including the Company’s internal controls over financial reporting, and the audits of the financial statements of the Company.

During the course of 2007 and the first quarter of 2008, the Audit Committee regularly met and held discussions with management and the independent auditors. In the discussions related to the Company’s consolidated financial statements for fiscal year 2007, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements for fiscal year 2007.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61 (as amended) (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of the Company’s financial statements for fiscal year 2007 is compatible with maintaining the independent auditors’ independence. The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

The Audit Committee

Dr. Robert A. Oakley, Chairman
Dr. Thomas P. Gerrity
Frank E. Collins, Esq.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate past or future filings, including this proxy statement, in whole or in part, the Audit Committee Report above shall not be incorporated by reference into any such filings.

PROPOSAL 3

AMENDMENT TO 2007 OMNIBUS INCENTIVE PLAN

On July 12, 2007, the Company adopted the PharMerica Corporation 2007 Omnibus Incentive Plan under which the Company is authorized to grant equity-based and other awards to its employees, officers, directors and consultants. On May 30, 2008, the Board of Directors approved an amendment to the 2007 Omnibus Incentive Plan (as amended, referred to as the “Amended Omnibus Incentive Plan”), subject to stockholder approval at the Meeting, to provide the Compensation Committee with increased flexibility to use non-GAAP measures to measure performance, including the ability to exclude from the performance measures certain items or charges related to an event or occurrence which the Compensation Committee determines should be excluded, in accordance with the performance criteria of performance awards granted pursuant to the Amended Omnibus Incentive Plan. This amendment is consistent with the purpose of the Amended Omnibus Incentive Plan to enhance the incentive of those employees, directors and other individuals who are expected to contribute significantly to the success of the Company and its affiliates to perform at the highest level and to further the best interests of the Company and its stockholders. The amendment is also consistent with best practices for incentive plans applicable to comparably sized companies in our industry.

Section 162(m) of the Code generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1,000,000 in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for “qualified performance-based compensation,” Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors;”

•	The material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.

Because our Board has approved amending the terms of the performance goals under the Amended Omnibus Incentive Plan, to continue to qualify for the exemption for “qualified performance-based compensation”, the stockholders must approve the material terms of the amended performance goals by a majority of the vote and subsequently re-approve the material terms of the Amended Omnibus Incentive Plan’s performance goals every five years.

The principal features of the Company’s Amended Omnibus Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the actual plan document. A copy of the Omnibus Incentive Plan as originally adopted is included as an exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-4/S-1 (Reg. No. 333-142940) filed with the SEC on June 27, 2007. A copy of the amendment is included as Appendix A.

2007 Amended Omnibus Incentive Plan

Shares Subject to Awards. The Company has reserved 3,800,000 shares of its common stock for awards to be granted under the Amended Omnibus Incentive Plan plus 534,642 shares reserved for substitute equity awards for employees of Kindred Pharmacy Services and PharMerica LTC whose awards were cancelled or forfeited upon the consummation of the Pharmacy Transaction. Subject to certain adjustments, the maximum number of shares that may be subject to the grant of incentive stock options is 3,800,000. The maximum number of shares available for awards of restricted stock, restricted stock units, deferred shares and other stock-based awards is 1,900,000.

Administration. Our Compensation Committee will administer the Amended Omnibus Incentive Plan and will have authority to select individuals to whom awards are granted, determine the types of awards and number of shares covered, and determine the terms and conditions of awards, including the applicable vesting schedule, performance conditions, and whether the award will be settled in cash, shares or a combination of the two.

Eligibility. Our employees, directors, consultants, advisors or any other individuals who provide services to the Company or any affiliate will be eligible to participate in the Amended Omnibus Incentive Plan, except that incentive stock options may only be granted to employees of the Company or a subsidiary of the Company. The terms and conditions of awards under the Amended Omnibus Incentive Plan may not be the same with respect to each participant. The actual number of individuals who will receive an award under the Amended Omnibus Incentive Plan cannot be determined in advance because the Company, in its sole discretion, maintains the right to make available future grants under the Amended Omnibus Incentive Plan. As of June 2, 2008, there are 356 employees, directors, consultants, advisors and other individuals who provide services to the Company or any affiliate who are eligible to participate in the Amended Omnibus Incentive Plan.

Types of Awards. The Amended Omnibus Incentive Plan allows for grants of stock options, stock appreciation rights, restricted stock and restricted stock units, deferred shares, performance awards, including cash bonus awards, and other stock-based awards.

Stock options. Stock options granted may be incentive stock options or non-qualified stock options. The exercise price of an option (other than a substitute award) may not be less than the fair market value of a share of our common stock on the date of grant and each option will have a term to be determined by the Compensation Committee (not to exceed ten years). Stock options will be exercisable at such time or times as determined by the Compensation Committee. A participant under the Amended Omnibus Incentive Plan may not receive options in any fiscal year that relate to more than 650,000 shares of common stock.

Stock appreciation rights. A stock appreciation right (SAR) may be granted free-standing or in tandem with another award under the Amended Omnibus Incentive Plan. Upon exercise of a SAR, the holder of that SAR is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the exercise price of the SAR. The exercise price of a SAR (other than a substitute award) will not be less than the fair market value of a share of our common stock on the date of grant. A participant under the Amended Omnibus Incentive Plan may not receive a SAR in any fiscal year that relates to more than 650,000 shares of common stock.

Restricted stock/restricted stock units. Shares of restricted stock are shares of our common stock subject to restrictions on transfer and a substantial risk of forfeiture. A restricted stock unit consists of a contractual right denominated in shares of our common stock which represents the right to receive the value of a share of common stock at a future date, subject to certain vesting and other restrictions. Awards of restricted stock and restricted stock units will be subject to restrictions and such other terms and conditions as the Compensation Committee may determine, which restrictions and such other terms and conditions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Compensation Committee may deem appropriate. The Compensation Committee, in its discretion, may award dividend equivalents with respect to awards of restricted stock and restricted stock units.

Deferred shares. An award of deferred shares entitles the participant to receive shares of our common stock upon the expiration of a specified deferral period. In addition, deferred shares may be subject to restrictions on transferability, forfeiture and other restrictions as determined by the Compensation Committee. The Compensation Committee, in its discretion, may award dividend equivalents with respect to awards of deferred stock.

Performance Awards. The Amended Omnibus Incentive Plan will provide that grants of performance awards, including cash-denominated awards and (if determined by the Compensation Committee) options, deferred shares, restricted stock or other stock-based awards will be made based upon certain “performance objectives” provided for under the terms of the Amended Omnibus Incentive Plan. The maximum number of shares of our common stock subject to a performance award in any fiscal year to any one participant is 500,000 shares and the maximum amount that can be earned in respect of a performance award denominated in cash or value other than shares on an annualized basis is $5.0 million.

Generally, performance awards include a pre-established formula requiring the achievement during a performance period or periods, as determined by the Compensation Committee, of a level or levels of, or increases in, as determined by the Compensation Committee, of one or more performance measures with respect to the Company, any Subsidiary and/or any business unit of the Company or any Subsidiary, including without limitation the following: return on equity or average equity, diluted earnings per share, total earnings, earnings growth, return on capital or average capital, return on assets or net assets, earnings before interest and taxes, EBITDA, EBITDA minus capital expenditures, sales or sales growth, customer or customer growth, traffic, revenue or revenue growth, income or net income, net income before share-based payments, gross margin return on investment, increase in the fair market value of common stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, gross profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), capital expenditures, operating expenses, selling, general and administrative expenses, operating income or net operating income, return on investment, inventory turns, return on sales, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value, or expense targets, customer satisfaction surveys and productivity. The Compensation Committee may also exclude from the performance measures charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis (e.g., measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices). The Compensation Committee may not, in its discretion, increase the amount payable under any performance award upon attainment of the performance measure. The Compensation Committee, in its discretion, may award dividend equivalents with respect to performance awards.

Other awards. The Compensation Committee is authorized to grant other stock-based awards, either alone or in addition to other awards granted under the Amended Omnibus Incentive Plan. Other awards may be settled in shares, cash, awards granted under the Amended Omnibus Incentive Plan or any other form of property as the Compensation Committee determines and the Compensation Committee, in its discretion, may grant dividend equivalents with respect to such awards.

Adjustments. The Compensation Committee must adjust the terms of any outstanding awards and the number of shares of common stock issuable under the Amended Omnibus Incentive Plan for any change in shares of our common stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of our common stock, or any other event that affects our capitalization if such an adjustment is necessary in order to prevent enlargement or dilution of the benefits or potential benefits intended to be made available under the Amended Omnibus Incentive Plan.

Replacement Options/Restricted Shares. Company stock options granted under the Amended Omnibus Incentive Plan to replace options granted by Kindred or AmerisourceBergen that were cancelled or forfeited upon the consummation of the Pharmacy Transaction have the same basic terms and conditions as apply to the cancelled Kindred or AmerisourceBergen options. In addition, unvested restricted shares of Kindred and AmerisourceBergen common stock held by our named executive officers who were formerly Kindred Pharmacy

Services or PharMerica LTC employees were replaced with restricted shares of the Company’s common stock, which have the same basic terms and conditions as apply to the forfeited Kindred or AmerisourceBergen restricted shares.

Termination of Service. The Compensation Committee will determine the effect of a termination of employment or service on awards granted under the Amended Omnibus Incentive Plan (i.e., the circumstances in which awards shall be exercised, vested, paid or forfeited).

Amendment, Modification and Termination. Our Board may from time to time suspend, discontinue, revise or amend the Amended Omnibus Incentive Plan and the Compensation Committee may amend the terms of any award in any respect, provided that no such action will adversely impair or affect the rights of a holder of an outstanding award under the Amended Omnibus Incentive Plan without the holder’s consent, and no such action will be taken without stockholder approval, if required by the rules of the stock exchange on which our shares are traded.

Term of the Amended Omnibus Incentive Plan. No award shall be granted under the Amended Omnibus Incentive Plan after the tenth year anniversary of July 12, 2007, the date the Amended Omnibus Incentive Plan was originally adopted by the Board.

Federal Income Tax Aspects of Awards Under the Amended Omnibus Incentive Plan. The Federal income tax consequences of the Amended Omnibus Incentive Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Amended Omnibus Incentive Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Amended Omnibus Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The following does not describe alternative minimum tax, other Federal taxes, or foreign, state or local income taxes which may vary depending on individual circumstances and from locality to locality.

Stock Options. If an option qualifies for incentive stock option treatment, the optionee will recognize no income upon grant or exercise of the option except that at the time of exercise, the excess of the then fair market value of the common stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, upon an optionee’s sale of his or her shares of common stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of common stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the common stock at the exercise date or the sale price of the common stock. Any gain recognized on such a disposition of the common stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

An optionee will not recognize any taxable income at the time the optionee is granted a non-qualified stock option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the common stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee’s sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the common stock has been held for at least the applicable long-term capital gain period (currently 12 months).

Stock Appreciation Rights. Generally, stock appreciation rights will not be taxable to the participant at grant. Upon exercise of the stock appreciation right, the fair market value of the shares received, determined on the date of exercise, or the amount of cash received in lieu of shares, will be taxable to the participant as ordinary income in the year of such exercise. The Company will be entitled to a business expense deduction to the extent the grantee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

Restricted Stock. Generally, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the common stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the Amended Omnibus Incentive Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Section 83 of the Code.

Restricted Stock Units. A participant will recognize ordinary income on the fair market value of the units when the shares are no longer subject to restriction.

Deferred Shares. A participant will recognize ordinary income on the fair market value of the shares when the shares are no longer subject to deferral.

Performance Awards. A participant will recognize ordinary income on the fair market value of the shares when the performance award is delivered.

Dividend Equivalents. A participant will recognize ordinary income on dividend equivalents as they are paid.

Code Section 409A. Certain types of awards under the Amended Omnibus Incentive Plan, including performance awards and dividend equivalents, may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Omnibus Incentive Plan and awards granted under the Amended Omnibus Incentive Plan generally will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Section 162(m). As described above, under Section 162(m) of the Code, in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1,000,000 in any one taxable year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation” established by an independent compensation committee that conforms to certain restrictive conditions stated under the Code and related regulations and described above.

The Amended Omnibus Incentive Plan has been structured with the intent that certain awards granted under the Amended Omnibus Incentive Plan may meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. To the extent granted with an exercise price not less than the fair market value on the date of grant, options granted under the Amended Omnibus Incentive Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Stock appreciation rights will also qualify as “performance-based” under Section 162(m) of the Code, to the extent they relate to the increase in the market value of the shares of common stock from the date of grant. Performance awards granted under the Amended Omnibus Incentive Plan may also qualify as “performance-based” under Section 162(m) of the Code if they vest or are otherwise payable based solely upon the performance criteria. As described above, in order for these types of awards to qualify as “performance-based” under Section 162(m) of the Code, the Company has submitted this proposal for stockholder approval.

Other Considerations. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

The Amended Omnibus Incentive Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in shares of common stock previously owned by the participant rather than in cash.

New Plan Benefits

Future benefits under the Amended Omnibus Incentive Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable. During 2007, stock options and shares of restricted stock were granted under the Amended Omnibus Incentive Plan to the named executive officers as set forth herein in the table captioned “Grants of Plan-Based Awards in 2007” and to the non-employee directors as set forth herein in the table captioned “Director Compensation.” Each of our non-employee directors receives a one-time award of stock options valued at $120,000 upon joining the Board and an annual grant of restricted stock valued at $80,000. In addition, each of our non-employee directors will receive an annual retainer of $35,000 payable in whole or in part in cash or shares of common stock. We cannot determine in advance what election the non-employee directors will make.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	1,279,333	(1)	$15.26	(2)	2,572,585

(1)	Includes the following:

•	1,270,383 shares of common stock to be issued upon exercise of outstanding stock options granted under the Amended Omnibus Incentive Plan; and

•	8,950 shares of common stock to be issued upon vesting of performance share units under the Amended Omnibus Incentive Plan.

(2)	The weighted average exercise price in column (b) does not take the 8,950 shares of common stock to be issued under performance share units into account.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the approval of the amendment to the Company’s 2007 Omnibus Incentive Plan.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Meeting is required to approve the amendment to the Company’s 2007 Omnibus Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of More Than 5% of the Company’s Stock

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of June 2, 2008 into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person.

As of June 2, 2008, the table below describes each person or entity that we know (based on filings of Schedule 13G with the SEC) to be the beneficial owner of more than 5% of our common stock.

	Voting Power		Investment Power		Total Amount of Beneficial Ownership	Percent of Class
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared
Knightsbridge Asset Mgt., LLC (1) 660 Newport Center Dr. Suite 460 Newport Beach, CA 92660	2,188,075	—	2,218,075	—	2,218,075	7.3%
Wellington Mgt. Company, LLP (2) 75 State Street Boston, MA 02109	—	1,734,000	—	2,440,000	2,440,000	8.0%
Joint Filing by: (3)
Davidson Kempner Partners	—	292,710	—	292,710	292,710
Davidson Kempner Inst. Partners, LP	—	531,596	—	531,596	531,596
M.H. Davidson & Co.	—	38,583	—	38,583	38,583
Davidson Kempner Int’l Ltd.	—	981,343	—	981,343	981,343
Serena Ltd.	—	17,813	—	17,813	17,813
D.K. Event Driven Equities Fund, LP	—	97,914	—	97,914	97,914
D.K. Event Drive Equities Int’l Ltd.	—	40,041	—	40,041	40,041
MHD Management Co.	—	292,710	—	292,710	292,710
Davidson Kempner Advisers, Inc.	—	531,596	—	531,596	531,596
Davidson Kempner Intl. Advisors, LLC	—	999,156	—	999,156	999,156
DK Group, LLC	—	97,914	—	97,914	97,914
DK Management Partners, LP	—	40,041	—	40,041	40,041
DK Stillwater GP, LLC	—	40,041	—	40,041	40,041
Thomas L. Kempner, Jr	—	2,000,000	—	2,000,000	2,000,000
Marvin H. Davidson	—	2,000,000	—	2,000,000	2,000,000
Stephen M. Dowicz	—	2,000,000	—	2,000,000	2,000,000
Scott E. Davidson	—	2,000,000	—	2,000,000	2,000,000
Michael J. Leffell	—	2,000,000	—	2,000,000	2,000,000
Timothy I. Levart	—	2,000,000	—	2,000,000	2,000,000
Robert J. Brivio, Jr.	—	2,000,000	—	2,000,000	2,000,000
Eric P. Epstein	—	2,000,000	—	2,000,000	2,000,000
Anthony A. Yoseloff	—	2,000,000	—	2,000,000	2,000,000
Avram Z. Friedman	—	2,000,000	—	2,000,000	2,000,000

65 East 55th Street, 19th Floor New York, NY 10022	—	—	—	—	2,000,000	6.6%

Joint Filing by: (4)
SAB Capital Partners, LP	—	1,723,081	—	1,723,081	1,723,081
SAB Capital Partners II, LP	—	38,938	—	38,938	38,938
SAB Overseas Master Fund, LP	—	710,222	—	710,222	710,222
SAB Capital Advisors, LLC	—	2,472,241	—	2,472,241	2,472,241
SAB Capital Management, LP	—	2,472,241	—	2,472,241	2,472,241
SAB Capital Management, LLC	—	2,472,241	—	2,472,241	2,472,241
Scott Bommer	—	2,472,241	—	2,472,241	2,472,241

767 Fifth Avenue, 21st Floor New York, NY 10153	—	—	—	—	2,472,241	8.1%

Franklin Mutual Advisers, LLC (5) 101 John F. Kennedy Pkwy Short Hills, NJ 07078	2,753,530	—	2,753,530	—	2,753,530	9.1%

(1)	As set forth in Schedule 13G filed on April 17, 2008

(2)	As set forth in Schedule 13G filed on February 14, 2008

(3)	As set forth in Schedule 13G/A filed on February 14, 2008

(4)	As set forth in Schedule 13G filed on February 14, 2008

(5)	As set forth in Schedule 13G filed on January 10, 2008

Security Ownership of Management

Listed below are the outstanding shares of the Company’s common stock beneficially owned as of June 2, 2008 by (i) the Named Executive Officers, (ii) the Company’s directors; and (iii) the Company’s directors and executive officers as a group. The address of all parties listed below is 1901 Campus Place, Louisville, Kentucky 40299.

Each individual director or executive officer or their respective family members had sole investment and voting power with respect to all Company securities.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Gregory Weishar (1)(2)	312,799	1.03%
Paul Diaz	163,671	*
David Yost	65,616	*
Edward Kuntz (2)	56,832	*
Michael Culotta (2)	64,593	*
Janice Rutkowski (1)(2)	37,631	*
Thomas Caneris (2)	10,730	*
Robert McKay (2)	9,964	*
Frank Collins (2)	4,905	*
Thomas Gerrity (2)	4,905	*
Thomas Mac Mahon (2)	4,905	*
Dan Mendelson (2)	4,905	*
Robert Oakley (2)	1,650	*
All directors and executive officers of the Company as a group (16 Persons) (1)(2)	771,802	2.54%

*	Less than one percent of class.

(1)	Includes for the following persons shares of the Company’s common stock which may be acquired pursuant to the exercise of vested stock options: Mr. Weishar—75,138 and Ms. Rutkowski—24,029.

(2)	Includes voting rights over unvested restricted stock as follows: Mr. Weishar—225,415 shares; Mr. Kuntz—4,905 shares; Mr. Collins—4,905 shares; Mr. Gerrity—4,905 shares; Mr. Mac Mahon—4,905 shares; Mr. Mendelson—4,905 shares; Mr. Oakley—1,650 shares; Mr. Culotta—32,593 shares; Ms. Rutkowski—13,447 shares; Mr. McKay—9,963 shares; and Mr. Caneris—10,730 shares.

GENERAL INFORMATION

Other Matters. As of the date of this Proxy Statement, the Company did not know of any other matter which will be presented for consideration at the Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

Multiple Stockholders Sharing the Same Address. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company will deliver a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Corporate Treasurer, 1901 Campus Place, Louisville, Kentucky 40299 or by contacting the Corporate Treasurer at (502) 627 - 7000.

Stockholder Proposals for 2009 Annual Meeting. Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for presentation at the 2009 Annual Meeting of Stockholders must be in writing and received by the Corporate Secretary of the Company not later than February 16, 2009.

Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2009 Annual Meeting of Stockholders:

•	not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (July 24, 2008); or

•

if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The Board currently anticipates that our 2009 Annual Meeting of Stockholders will be held on May 29, 2009. Assuming that our 2009 Annual Meeting of Stock holders is held on May 29, 2009, we must receive notice of your intention to introduce a nomination or other item of business at that meeting not earlier than January 29, 2009 and not later than February 28, 2009. If we do not receive notice during that period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Notice of a proposed item of business must include:

•	the name and address of the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, as they appear on the Company’s books;

•	the class and number of shares of the Company which are owned of record by such stockholder and beneficially by such beneficial owner;

•

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Notice of a director nomination must include (as to each person whom the stockholder proposes to nominate for election or reelection as a director):

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•

a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board, in accordance with the Company’s By-Laws.

Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers and regular employees. The entire cost of solicitation will be borne by the Company.

By Order of the Board of Directors,

GREGORY S. WEISHAR

Chief Executive Officer

Louisville, Kentucky

June 16, 2008

PharMerica Corporation

1901 Campus Place

Louisville, Kentucky 40299

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE

COMPANY FOR USE AT THE 2008 ANNUAL MEETING OF THE COMPANY’S

STOCKHOLDERS.

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby appoints Gregory S. Weishar and Michael J. Culotta, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned's shares of common stock of PharMerica Corporation (the “Company”) at the Annual Meeting of Stockholders to be held at the Louisville Marriott Downtown, 280 West Jefferson, Louisville, Kentucky 40202 on Thursday, July 24, 2008, at 9:00 a.m. local time, and at any adjournments or postponements thereof.

1.	ELECTION OF DIRECTORS

	For	Against	Abstain		For	Against	Abstain
Gregory S. Weishar	☐	☐	☐	Thomas P. Mac Mahon	☐	☐	☐
Frank E. Collins, Esq.	☐	☐	☐	Dr. Thomas P. Gerrity	☐	☐	☐
Daniel N. Mendelson	☐	☐	☐	Dr. Robert A. Oakley	☐	☐	☐
W. Robert Dahl, Jr.	☐	☐	☐

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE 2007 OMNIBUS INCENTIVE PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

DATED: 2008

Signature

Signature if held jointly

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a Company, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE